                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  CONFIDENTIAL, FOR USE OF THE
                                               COMMISSION ONLY (AS PERMITTED BY
                                               RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           The ServiceMaster Company
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

                        The ServiceMaster Company
     (3) Filing Party:  One ServiceMaster Way
                        Downers Grove, IL 60515
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     (4) Date Filed: March 24, 2000

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[SERVICEMASTER LOGO SER1PC]

                                                                  March 24, 2000

Dear Shareholder:

   I am pleased to invite you to attend the 2000 Annual Meeting of Shareholders of The ServiceMaster Company on April 28, 2000 at 2:00 p.m. Central Time. The meeting will be held at the Company's headquarters at One ServiceMaster Way, Downers Grove, Illinois.

   As more fully set forth in the notice of the meeting and proxy statement which appear on the following pages, the principal items of business at the meeting will be the election of five directors, the approval of a stock option plan, the approval of a long-term performance award plan and the ratification of the selection of independent public accountants for the year 2000. The business and affairs of the Company will also be reviewed at the meeting.

   Our Annual Report for 1999 accompanies this statement.

   Your vote is important no matter how many shares you own. I hope you will be able to attend the meeting in person, but if you cannot, please sign and date the enclosed proxy and return it in the accompanying envelope or use the vote-by-phone option described on the enclosed proxy card.

C. William Pollard
Chairman and Chief Executive Officer

                                                          [WE SERVE LOGO SER1PD]

                           THE SERVICEMASTER COMPANY

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held on April 28, 2000

TO THE SHAREHOLDERS OF THE SERVICEMASTER COMPANY:

   The Annual Meeting of Shareholders of The ServiceMaster Company, a Delaware corporation, will be held at One ServiceMaster Way, Downers Grove, Illinois, at 2:00 p.m. Central Time on April 28, 2000, for the purpose of considering and voting on the following matters:

     1. Election of five (5) Directors;

     2. Approval of the ServiceMaster 2000 Equity Incentive Plan;

     3. Approval of a Long-Term Performance Award Plan;

     4. Ratification of the selection of Arthur Andersen LLP as auditors; and

     5. Such other matters as may properly come before the meeting.

   Only such shareholders of record at the close of business on March 10, 2000 are entitled to notice of and to vote at the meeting or any adjournment thereof.

   Your attention is directed to the accompanying Proxy Statement. Whether or not you plan to attend the meeting in person, you are urged to use the vote-by-phone option described on the enclosed proxy card, or to mark, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope. The proxy may be revoked by appropriate notice to the Secretary and will not affect the right of shareholders of record attending the meeting to vote in person.

                                          Sandra L. Groman
                                          Vice President and Corporate
                                           Secretary

                           THE SERVICEMASTER COMPANY

                                PROXY STATEMENT

                      2000 ANNUAL MEETING OF SHAREHOLDERS

   This Proxy Statement is provided in connection with the 2000 Annual Meeting of Shareholders of The ServiceMaster Company (the "Company") to be held at the Company's principal office at One ServiceMaster Way, Downers Grove, Illinois on Friday, April 28, 2000, at 2:00 p.m. Central Time or any adjournment thereof for the purposes set forth in the accompanying notice. This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about March 24, 2000.

                              General Information

   Shareholders Entitled to Vote. Holders of record of the common stock of the Company at the close of business on March 10, 2000 (the "Record Date") are entitled to vote at the meeting. On that date there were approximately 305,045,000 shares of common stock, par value $0.01 per share (the "Common Stock"), entitled to vote. With respect to all matters submitted to a vote at the meeting, each share of Common Stock is entitled to one vote.

   Quorum. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum to conduct business.

   Voting. The enclosed proxy is solicited by the Board of Directors of the Company. When the proxy is properly executed and returned, the shares will be voted in accordance with the shareholder's instructions. If no instructions are given with respect to a matter, the proxy will be voted in accordance with the recommendations of the Board of Directors as set forth herein.

   With respect to the election of directors, a shareholder may vote for all five nominees named herein, withhold authority to vote for any or all such nominees or vote for all such nominees other than any nominee for whom the shareholder withholds authority to vote. Shareholders do not have the right to cumulate votes in the election of directors. Directors will be elected by a plurality of the votes cast at the Annual Meeting. Therefore, the nominees receiving the highest number of votes cast for the number of positions to be filled shall be elected.

   With respect to each other matter specified in the notice of the meeting, a shareholder may vote "FOR", vote "AGAINST", or "ABSTAIN" from voting. A majority of the votes cast is required for approval of other matters presented which are not of an extraordinary nature. Shares specifically voted to "abstain" on any particular issue shall be counted in determining the number of votes cast with respect to that issue. Therefore, a decision to "abstain" will have the same effect as a vote against such matters. Proxies relating to "street name" shares that are voted by brokers on one or more but less than all matters will be treated as shares present for purposes of determining the presence of a quorum, but will not be treated as shares presented and entitled to vote at the Annual Meeting as to such non-voted matter or matters.

   Revocation of Proxies. A shareholder returning a proxy may revoke it prior to exercise of the proxy at the Annual Meeting by executing and delivering a later-dated proxy that is voted at the Annual Meeting, by voting in person by ballot at the Annual Meeting, or by delivering a written notice of revocation to the Secretary of the Company. Shareholders whose shares are held in the name of a broker, bank or other holder of record may not vote in person at the meeting unless they have first obtained a proxy, executed in the shareholder's favor, from the holder of record.

   Solicitation of Proxies. The Company will bear the costs of its solicitation of proxies. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and facsimile transmission by the directors, officers and employees of the Company. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company may reimburse custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with such solicitation. In addition, D. F. King & Co., Inc., 77 Water Street, New York, N.Y. 10005 has been engaged to solicit proxies for the Company. The anticipated fees of D. F. King & Co., Inc. are $7,000 plus certain expenses.

   Procedure for Nominations for the Board of Directors by Shareholders. The bylaws of the Company provide that only "qualified candidates" may be elected as directors at any meeting of the shareholders. In order for a person not nominated by the Board of Directors to be a "qualified candidate", the person must be younger than age 70 at the date he or she is to be elected and must have been nominated pursuant to the following rules: the nomination must be made for an election at a meeting at which the Board has determined that candidates will be elected; the nominee must be nominated by a shareholder who will be a record owner on the record date for that meeting and who is entitled to vote at the meeting; the nominating shareholder must deliver a written nomination note to the office of the Company's General Counsel which provides the information required by the bylaws of the Company; and such notice must be actually delivered not later than the close of business on the 60th day or earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting of the shareholders. For the Company's 2001 Annual Meeting, these dates are February 27, 2001 and January 28, 2001, respectively. The notice must set out all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors in an election contest, be accompanied by the nominee's written consent to be named in the proxy statement as a nominee and to serving as a director if elected, set forth the name and address of the shareholder giving the notice and how the shareholder may be contacted, and set forth the number of shares of the Company owned beneficially and of record by the shareholder and the beneficial owner if different from the owner of record.

   Shareholder Proposals; Inclusion in the Company's Proxy Statement. Shareholders who desire to submit a proposal for consideration at the 2001 Annual Meeting of Shareholders and who desire to have the proposal included in the Company's proxy statement for that meeting must submit the proposal in writing together with any statement in support thereof to the Company's General Counsel, at One ServiceMaster Way, Downers Grove, Illinois 60515, by not later than November 23, 2000. In addition, such proposal must also satisfy the rules prescribed by the Securities and Exchange Commission regarding shareholder proposals.

                             ELECTION OF DIRECTORS
                                 Proposal One
                          (Item 1 on the Proxy Card)

   The Board of Directors of the Company presently consists of 17 persons. Pursuant to the Company's Certificate of Incorporation and the Company's bylaws, the Board is divided into three classes with staggered terms of three years each so that the term of office of one class expires at each Annual Meeting of the Shareholders. Each class is identified by the year in which its term of office expires. The classes of directors as of the date of this Proxy Statement are: the Class of 2000, consisting of seven persons; the Class of 2001, consisting of five persons; and the Class of 2002, consisting of five persons. The terms of all directors identified below as the Class of 2000 expire at the Annual Meeting of the Shareholders for the year 2000. Persons elected as directors at such meeting will become members of the Class of 2003 and will hold office as directors until the next triennial election of directors which first occurs in respect of directors elected as members of the Class of 2003.

   Henry O. Boswell (age 70), who served as a director since 1985, retired as a director in 1999. Burton E. Sorensen (age 70), who served as a director since 1984, is retiring on April 28, 2000 and will not be standing for reelection. The Board of Directors acknowledges, with deep appreciation, the significant contributions made by Messrs. Boswell and Sorensen to the growth and success of the Company during their many years of service, including Mr. Boswell's service as chairman of the Compensation Committee, and wishes them every happiness in their future endeavors.

   The Board has set as an objective a reduction in the size of the Board to a range of 12 to 15 persons. The Board has also determined that the only full-time employee of the Company who should be nominated by the Board for membership on the Board of Directors is the Chief Executive Officer. The Board's nominations for members of the Class of 2003 are consistent with these policies.

   Unless otherwise directed, proxies in the form which accompanies this Proxy Statement will be voted for the nominees listed below. If any of the nominees becomes unavailable for election (which is not anticipated), the enclosed proxy may be voted for the election of a substitute nominee as may be selected by the Board.

   Information regarding each of the nominees and the other directors continuing in office is set forth below. The descriptions of the business experience of these persons include the principal positions held by them for at least five years to the date of this Proxy Statement. The bylaws of the Company require that a candidate for election as a director be less than 70 years of age at the time he or she is to be elected. Each of the nominees meets that requirement.

   The Board of Directors recommends a vote FOR the election of the named nominees as directors of the Company.

NOMINEES

                Glenda A. Hatchett


                Herbert P. Hess
[Picture]       Former Chief Judge, Fulton County Juvenile Court, Atlanta
                Georgia, 1990-1999. Ms. Hatchett is a director of The Gap, San
                Francisco, California, a specialty clothes retailer; and Columbia/HCA Healthcare Corporation, Nashville, Tennessee, a healthcare service provider. Class of 2000. Age 48. Director since 1999.


                Michele M. Hunt
[Picture]       Managing Director of Berents & Hess Capital Management, Inc.,
                Boston, Massachusetts, an investment management firm. He is a member of the Executive Committee, the Finance Committee (of which he is the chairman), the Employee Benefit Plan Oversight
                Committee, and the Compensation Committee (of which he is chairman). Class of 2000. Age 63. Director since 1981.


                Dallen W. Peterson
[Picture]       Private business consultant. During the period from July 1990 to July 1993, she served as Corporate Vice President for People and Quality for Herman Miller, Inc., an office furniture manufacturer. Ms. Hunt is a member of the Nominating
                Committee. Class of 2000. Age 50. Director since 1995.


                David K. Wessner
[Picture]       Retired Chairman, Merry Maids Limited Partnership. He is a
                member of the Finance Committee and the Employee Benefit Plan
                Oversight Committee. Class of 2000. Age 63. Director since
                1995.

[Picture]       President and Chief Executive Officer, HealthSystem Minnesota.
                From August 1994 to July 1998 he served as Executive Vice
                President, HealthSystem Minnesota. He is a member of the Executive Committee, the Nominating Committee, and the
                Compensation Committee. Class of 2000. Age 48. Director since
                1987.

DIRECTORS CONTINUING IN OFFICE

                Lord Brian Griffiths of Fforestfach

[Picture]       International advisor to Goldman, Sachs & Co. concerned with strategic issues related to their United Kingdom and European operations and business development activities worldwide. He was made a life peer at the conclusion of his service to the British Prime Minister during the period 1985 to 1990. Lord
                Griffiths is a director of Times Newspapers Holding Ltd.,
                London, England, a newspaper company; English, Welsh and Scottish Railways, London, England, a rail freight company;
                Herman Miller, Inc., Zeeland, Michigan, an office furniture manufacturer; Trillium Investments GP Limited, London,
                England, a facilities management company; and Westminster
                Health Care, London, England, a healthcare company. He is a member of the Executive Committee and the Nominating
                Committee. Class of 2001. Age 58. Director since 1992.

                Sidney E. Harris

[Picture]       Dean, Robinson College of Business, Georgia State University.
                From July 1987 to July 1997, Dr. Harris was Professor of
                Management at the Peter F. Drucker Graduate School of
                Management at the Claremont Graduate School, Claremont,
                California. He was Dean of the Graduate School of Management from September 1991 to July 1996. Dr. Harris is a director of Transamerica Investors, Inc., Los Angeles, California, a mutual funds investment company; Lanier Worldwide, Inc., Atlanta, Georgia, a global provider of document management solutions; and Total System Services, Inc., Columbus, Georgia, an e-commerce processor of credit, debit commercial and private label cards. He is a member of the Executive
                Committee. Class of 2001. Age 50. Director since 1994.

                Gunther H. Knoedler


[Picture]       James D. McLennan
                Retired Executive Vice President, Chief Operating Officer and
                Director Emeritus of Bell Federal Savings and Loan
                Association, Chicago, Illinois. He is a member of the Executive Committee and the Audit Committee (of which he is the chairman). Class of 2001. Age 70. Director since 1979.

[Picture]
                Chairman and Chief Executive Officer of McLennan Company, a full-service real estate company. Mr. McLennan was President of McLennan Company from 1987 to 1998. Mr. McLennan is a director of The Loewen Group, Inc., Burnaby, B.C., Canada, a provider of funeral services; and the Advocate Charitable Foundation which is a part of Advocate Health Systems, Oak Brook, Illinois, a health care provider. He is a member of the Audit Committee and the Compensation Committee. Class of 2001. Age 63. Director since 1986.

                C. William Pollard

[Picture]       Chairman of the Board of Directors since 1990 and Chief
                Executive Officer of the Company since October 1, 1999. He served as Chief Executive Officer of the Company from May 1983 to December 31, 1993. Mr. Pollard is a director of Herman
                Miller, Inc., Zeeland, Michigan, an office furniture manufacturer; and UnumProvident Corporation, Chattanooga,
                Tennessee, an insurance company. He is a member of the Executive Committee (of which he is the chairman), the Finance
                Committee, the Employee Benefit Plan Oversight Committee, and the Nominating Committee. Class of 2001. Age 61. Director since 1977.

                Paul W. Berezny


[Picture]       Carlos H. Cantu
                President, Berezny Investments, Inc., a real estate and development company. He is a member of the Audit Committee.
                Class of 2002. Age 65. Director since 1995.

[Picture]
                Senior Chairman of the Company since December 1999. He served as President and Chief Executive Officer of the Company from January 1, 1994 through October 1, 1999. Mr. Cantu is a director of First Tennessee National Corporation, Memphis, Tennessee, a financial institution; and Unicom Corporation, Chicago, Illinois, the parent company of Commonwealth Edison, an electric utility company based in Chicago, Illinois. He is a member of the Executive Committee, the Nominating Committee, the Finance Committee, and the Employee Benefit Plan Oversight Committee. Class of 2002. Age 66. Director since 1988.

                Vincent C. Nelson


                Steven S Reinemund
[Picture]       Business investor. Mr. Nelson is a member of the Executive
                Committee, the Nominating Committee (of which he is the chairman), and the Audit Committee. Class of 2002. Age 58.
                Director since 1978.

[Picture]       President of PepsiCo, Inc. since September 1999. He was
                Chairman and Chief Executive Officer of Frito-Lay Company, the packaged foods division of PepsiCo, Inc. from 1996 to 1999.
                From 1992 to 1996, Mr. Reinemund was President and Chief
                Executive Officer of Frito-Lay, Co., Inc. Mr. Reinemund is a director of PepsiCo, Inc., a food and beverage conglomerate;
                and UnumProvident Corporation, Chattanooga, Tennessee, an insurance company. He is a member of the Nominating Committee.
                Class of 2002. Age 51. Director since 1998.

                Charles W. Stair

[Picture]       Retired Vice Chairman of the Board of Directors. He was Vice
                Chairman of the Company from May 1994 to December 1999. He is a member of the Nominating Committee. Class of 2002. Age 59.
                Director since 1986.

Meetings of the Board and Committees of the Board.

   The Board of Directors held five meetings during 1999. With the exception of Mr. Reinemund, each incumbent director attended at least 75% of such Board and Committee meetings on which he or she served.

   The following committees are standing committees of the Board of Directors of the Company:

 Executive Committee.

   The Executive Committee has the power to grant any authorization or approval and to take any other action which the Board could take except for matters reserved to the Board of Directors by law or the bylaws of the Company and except for any action establishing the compensation for any member of the Executive Committee. The members of the Executive Committee are: C. W. Pollard (chairman), C. H. Cantu, B. Griffiths, S. E. Harris, H. P. Hess, G. H. Knoedler, V. C. Nelson, B. E. Sorensen and D. K. Wessner. The Executive Committee met nine times in 1999.

 Audit Committee

   The Audit Committee makes annual recommendations to the Board of Directors concerning the appointment of independent public accountants to act as auditors for the Company and its subsidiaries, reviews with the auditors the scope of their annual audit, the accounting principles, policies and practices of the Company; reviews with the auditors the results of their audit; reviews with the Company's internal financial personnel the adequacy of the accounting, financial and operations controls of the Company; and exercises such other authority as may be delegated to the Audit Committee by the Board. The members of the Audit Committee are: G. H. Knoedler (chairman), P. B. Berezny, J. D. McLennan and V. C. Nelson. The Audit Committee met three times in 1999.

 Nominating Committee

   The Nominating Committee recommends to the Board of Directors the persons to be nominated by the Board for election by the shareholders at each annual meeting of the shareholders and the persons to be elected to any vacancy on the Board. The members of the Nominating Committee are: V. C. Nelson (chairman), C. H. Cantu, B. Griffiths, M. M. Hunt, C. W. Pollard, S. S Reinemund, C. W. Stair and D. K. Wessner. The Nominating Committee met ten times in 1999.

 Compensation Committee

   The Compensation Committee periodically reviews the compensation of members of senior management of the Company, including base compensation and long-term compensation arrangements, and makes recommendations to the Board of Directors in the case of the Chairman and Chief Executive Officer. The Compensation Committee has the authority to adopt rules and guidelines and to make final administrative determinations in connection with the ServiceMaster 1998 Equity Incentive Plan and the ServiceMaster 1998 Long-Term Performance Award Plan and the ServiceMaster 1998 Non-Employee Directors Stock Option Plan.

In addition to the foregoing matters, the Board has delegated to the Compensation Committee the following additional responsibilities: (i) determination, subject to Board approval, of the compensation of the the Chairman and Chief Executive Officer; (ii) review and approval of the recommendations of the Chairman and Chief Executive Officer on other compensation matters, including base salaries, annual and long-term incentive plans and payments, option planning and employee benefits; and (iii) certification or reporting on compensation performance and payments as needed for compliance with governmental regulations. The members of the Compensation Committee are: H. P. Hess (chairman), J. D. McLennan, B. E. Sorensen and D. K. Wessner. The Compensation Committee met nine times in 1999.

 Finance Committee

   The Finance Committee serves as a committee of special expertise on financial matters affecting the ServiceMaster enterprise or any segment thereof. The committee reviews financial reports and analyses, makes recommendations on financial matters to the Board of Directors or the Executive Committee and grants final approval on those financial transactions for which it has been authorized to do so by the Board. The members of the Finance Committee are: H. P. Hess (chairman), C. H. Cantu, D. W. Peterson, C.
W. Pollard and B. E. Sorensen. The Finance Committee met two times in 1999.

 Employee Benefit Plan Oversight Committee

   The Finance Committee, acting as the Employee Benefit Plan Oversight Committee, periodically reviews the scope, investment policies and administration of the Company's various employee benefit plans for the purpose of ascertaining whether such plans fully comply with legal requirements and are functioning consistently with the objectives for the plans as established by the Board. The members of the Finance Committee are as stated above. The Employee Benefit Plan Oversight Committee met once in 1999.

Compensation of Directors

   During the year 1999, directors who were not employees ("independent directors") received $3,000 for each meeting of the Board of Directors and each meeting of a committee of the Board which they attended. In addition, the independent directors each received an annual stipend of $15,000. The chairmen of the Audit and Compensation Committees are paid an additional stipend of $2,000. Directors who are employees of the Company or any subsidiary do not receive either a retainer or meeting fee.

   The ServiceMaster 1998 Non-Employee Directors Discounted Stock Option Plan as approved by the Board of Directors in December 1997 and by the shareholders of the Company in May 1998 provides that options to purchase shares of the Company may be granted to those independent members of the Board who elect to accept such options in lieu of retainer and meeting fees that would otherwise be paid in cash. The total amount of retainer and attendance fees for which share options may be granted under this plan is $42,000 each year. Each option granted under this plan has an exercise price per share equal to 85% of the fair market value per share of the underlying shares of common stock of the Company on the date the option is granted. The number of shares for which each is granted is determined by dividing the retainer or fee each by 15% times the fair market value of the common stock of the Company. In 1999, options for a total of 120,158 shares were granted to eight independent directors under the Discounted Stock Option Plan.

   Each independent director may enter into a deferred fee agreement whereby part or all of the fees payable in cash to him or her as a director are deferred and will either earn interest based on the average five-year borrowing rate for ServiceMaster or be used to purchase shares of the Company in a number determined by the fair market value of such shares on the date of purchase. Upon termination of a director's services as an independent director or attainment of age 70, whichever occurs first, the director will receive the amount for his or her deferred fee account in a lump sum or in installments or in shares of the Company, depending on which deferral plan the director has elected. Five directors elected to enter into deferred fee agreements for the year 1999 and a total of $159,000 was deferred for the five directors.

           APPROVAL OF THE SERVICEMASTER 2000 EQUITY INCENTIVE PLAN
                                 Proposal Two
                          (Item 2 on the Proxy Card)

   Purpose of the Proposed Plan. In May 1998, the shareholders approved the ServiceMaster 1998 Equity Incentive Plan (the "1998 Plan"). The 1998 Plan authorized a total of 7,500,000 shares (subsequently adjusted to 11,250,000 shares by reason of a 3-for-2 share split) for grants of stock options and restricted stock in the years 1998, 1999 and 2000. As of March 8, 2000, a total of 9,753,489 options have been granted under the 1998 Plan. (No awards of restricted stock have been made). Because the 1998 Plan will expire at the end of the current year and because the number of shares remaining available under the 1998 Plan for option grants during the balance of the year 2000 is less than the number needed by Company for its employee compensation planning, the Board of Directors is requesting approval of a successor option/restricted stock plan which will overlay the existing plan for the last eight months of 2000 and will become the Company's sole option/restricted stock plan for the three years commencing with the year 2001. (In connection with the Company's compensation planning for the year 2000, it should be noted that the number of employees involved in the Company's compensation planning program significantly increased in 1999 as a result of two major acquisitions).

   The purpose of the proposed new plan, like the purpose of the predecessor 1998 Plan, is to benefit the Company and its subsidiaries and affiliated companies by enabling the Company to offer stock-based incentives in the Company to selected present and future employees and consultants, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or subsidiaries or affiliated companies.

   Summary of the ServiceMaster 2000 Equity Incentive Plan. The name of the proposed new plan is the "ServiceMaster 2000 Equity Incentive Plan." (It will hereinafter be referred to as the "2000 Plan"). Except for the number of shares authorized for awards and the allowance for awards under the Senior Executive Ownership Election Plan (described below), the 2000 Plan is virtually the same as the 1998 Plan. The following paragraphs summarize the key aspects of the 2000 Plan.

   Plan Duration; Types of Awards; Eligible Participants; Administration. Awards can be made under the 2000 Plan during the period of three years and eight months beginning on May 1, 2000 and ending December 31, 2003. The 2000 Plan provides for three types of equity-based incentive awards: incentive stock options, nonqualified stock options and restricted stock (all subject to time-based vesting). All employees of the Company or any subsidiary of the Company are eligible to receive awards under the 2000 Plan. The 2000 Plan is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee").

   Number of Shares Subject to the 2000 Plan. Awards encompassing a total of not more than 15,000,000 shares of the Company's common stock, representing approximately 4.9% of the outstanding shares of common stock of the Company at March 10, 2000, may be made over the term of the 2000 Plan. Of that amount, 5,000,000 shares are intended for use in connection with the Senior Executive Ownership Election Plan (described below) for the years 2000, 2001 and 2002. For the 8-month period ending December 31, 2000 the maximum number of shares which are intended for general awards is approximately 2,500,000; and for each of the years 2001, 2002 and 2003, the maximum number of shares which can be the subject of general awards is approximately 2,500,000. These limitations are subdivided into a maximum of 1,125,000 shares for incentive stock options for the period from May 1 to December 31, 2000 and a maximum of 1,125,000 shares for incentive stock options for each of the years 2001, 2002 and 2003. The 2000 Plan imposes a limitation of 375,000 shares for awards of restricted stock for the period from May 1 to December 31, 2000 and a maximum of 375,000 shares for awards of restricted stock for each of the years 2001, 2002 and 2003. If and to the extent that restricted stock is issued in any given year, the number of shares so issued is subtracted from the maximum number of shares allowed for that year for incentive stock options and/or nonqualified stock options, with the allocation between the two types of options being made by the Compensation Committee.

   Exclusion from the Caps for Shares Underlying Options Granted under the Senior Executive Ownership Election Plan. In December 1999, the Board of Directors approved, as a subset of the 1998 Plan, a plan whereby selected senior executives could elect to irrevocably forego a portion of their incentive compensation for the year 2000 and to receive options for shares of common stock in December 1999. The Board of Directors believed that this arrangement would bring senior management into even closer alignment with the interests of the Company's shareholders. This arrangement also means that the Company will not incur compensation expense in the year 2000 (or any subsequent year in which the arrangement is in place) in the amount of the incentive compensation which is relinquished and the Company will receive certain tax benefits upon the exercise of the options. A total of 16 senior executives elected to make such election in December 1999 and options for a total of 2,148,070 shares were granted prior to the end of the year. All options were granted at an exercise price equal to the fair market value of the underlying shares on the date of the grant and the number of options granted to each electing executive reflected the amount of projected year 2000 incentive compensation which the executive irrevocably relinquished. The Board expects that this special plan will remain in effect in the year 2000 and subsequent years. The 2000 Plan provides that the shares underlying options granted under the Senior Executive Ownership Election Plan will not be taken into account in applying the annual caps on the number of options grants which may be made in any one year or the number of option grants which may be made to any one individual in any one year.

   Shares Used for the 2000 Plan; Effect of Share Splits, Etc. Awards made under the 2000 Plan may consist of either authorized and unissued shares or shares held in or acquired for the treasury of the Company. If an option lapses or expires or is forfeited, terminated or canceled, then the shares which are subject to such option will again be available for the purpose of new awards under the 2000 Plan (assuming that the 2000 Plan is then in effect). If there is any change in the capitalization of the Company, such as a stock split or dividend, or a merger, consolidation, or reorganization with another company, or any other relevant change in the capitalization of the Company, the Compensation Committee may make an appropriate adjustment in the number and class of shares available for awards and the number and class of and/or price of shares subject to outstanding awards, to prevent dilution or enlargement of rights.

   Persons Eligible for Awards. Awards under the 2000 Plan may be made to employees of the Company or a subsidiary of the Company. A subsidiary is, for this purpose, any entity in which the Company is the direct or indirect beneficial owner of not less than 20% of all issued and outstanding equity interests in such entity. Awards may also be made to consultants to the Company or a subsidiary.

   Effective Date. Subject to shareholder approval, the 2000 Plan will be effective as of May 1, 2000. No awards may be made under the 2000 Plan on or after December 31, 2003 (unless the 2000 Plan is extended with shareholder approval).

   Effect of Termination of Employment; Certain Transfers of Awards. The Compensation Committee has the discretion to specify the extent to which awards expire in the event of voluntary or involuntary termination of employment. The Compensation Committee also has the discretion to make stock options and other awards transferable (for example, to family members).

   Option Grants: Exercise Price. The exercise price of stock options granted under the 2000 Plan (whether in the form of incentive stock options or nonqualified stock options) is determined by the Compensation Committee, but it may not be less than the fair market value of the Company's stock on the date the option is granted. Fair market value is defined as the average of the closing sales prices of the Company's common stock on the New York Stock Exchange Composite Tape on each of the five trading days immediately preceding the date the option is granted, unless the Compensation Committee otherwise determines. The Compensation Committee does not have the authority to reduce the exercise price of any option after the date of grant or to permit the surrender and cancellation of an option and to grant a replacement option at a lower exercise price without obtaining shareholder approval. The full exercise price must be paid at the time of exercise either in cash, by tendering previously acquired Company shares, or by a combination of these two forms of payment.

   Option Grants: Term of Options. Options granted under the 2000 Plan shall expire at such time as the Compensation Committee shall determine, but not later than the tenth anniversary of the date of the grant. Options granted under the 2000 Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Compensation Committee shall approve, which need not be the same for each grant or for each participant.

   Option Grants: Federal Income Tax Consequences. The federal income tax consequences of the issuance and exercise of options under the 2000 Plan depend on the nature of the options granted.

     (a) Incentive Stock Options. With respect to an incentive stock option ("ISO"), generally, no taxable gain or loss will be recognized when the option is exercised). ISOs exercised more than three months after termination of employment will be taxed in the same manner as non-qualified options described above. Generally, upon exercise of an ISO, the difference between the fair market value and the exercise price will be an item of tax preference for purposes of the alternative minimum tax. If the shares acquired upon the exercise of an ISO are held for at least one year, any gain or loss realized upon their sale will be treated as long-term capital gain or loss. The Company will not be entitled to a deduction. If the shares are not held for the one-year period, ordinary income will be recognized in an amount equal to the difference between the amount realized on the sale and the price paid for the shares to the extent the exercise price exceeded the grant price. Remaining gain, if any, would be capital gain. The Company will be entitled to a deduction equal to the amount of any ordinary income so recognized. If the shares are not held for the one-year period and the amount realized upon sale is less than the grant price, such difference will be a capital loss.

     (b) Nonqualified Stock Options. Under the applicable provisions of the Internal Revenue Code as presently in effect, no tax will be payable by the recipient of a nonqualified stock option at the time of grant. Upon exercise of a non-qualified stock option, the excess of the fair market value of the shares with respect to which the option is exercised over the total option price of such shares will be treated for federal tax purposes as ordinary income. Any profit or loss realized on the sale or exchange of any share actually received will be treated as a capital gain or loss. The Company will be entitled to deduct the amount, if any, by which the fair market value on the date of exercise of the shares with respect to which the option was exercised exceeds the exercise price.

   Restricted Stock. Grants of restricted stock may be made by the Compensation Committee, subject to the terms and provisions of the 2000 Plan, at any time in such amounts as the Compensation Committee shall determine. Each such grant shall be subject to a period of restriction (which shall not be less than three years for time-based restrictions), and may be subject to other restrictions, including but not limited to restrictions based on the achievement of specific performance goals and time-based restrictions on vesting. Voting rights and rights to receive dividends or other distributions may be determined by the Compensation Committee.

   Change in Control. The 2000 Plan provides that, upon a change in control of the Company, options shall become immediately exercisable and shall remain exercisable throughout their entire term, and any period of restriction and other restrictions on restricted stock shall lapse.

   Amendments of the 2000 Plan. The Board of Directors may amend or terminate the 2000 Plan in whole or in part at any time, subject to any requirement of shareholder approval imposed by any applicable law, rule or regulation. No amendment, modification or termination of the 2000 Plan shall adversely affect in any material way any award previously granted under the 2000 Plan, without the written consent of the holder of the award.

   Prospective Awards. It is not possible to determine the amount and type of awards that will be made under the 2000 Plan after the date of this Proxy Statement or to state the amount and type of awards which would have been made in 1999 had the 2000 Plan been in effect, because such determinations are within the discretion of the Compensation Committee, based on such factors as the Compensation Committee deems pertinent in selecting participants under the 2000 Plan and establishing awards. (Options granted in 1999 under the 1998 Plan to persons identified in the Summary Compensation Table (page 20) are set forth in that table.)

   Shares Outstanding; Current Share Price. At December 31, 1999, 307,529,899 shares of common stock of the Company were issued and outstanding. On March 16, 2000, the closing price of the Company's common stock on The New York Stock Exchange Composite Tape, as reported in The Wall Street Journal (Midwest edition) was $12.25.

   Approval Requirement. Approval of the Proposal Two requires the affirmative vote of a majority of the votes of all shares with respect to this matter.

   The Board of Directors recommends a vote FOR this proposal.

                      APPROVAL OF THE SERVICEMASTER 2001
                       LONG-TERM PERFORMANCE AWARD PLAN
                                Proposal Three
                        (Item Three on the Proxy Card)

   Background. In May 1998, the shareholders approved the ServiceMaster 1998 Long-Term Performance Award Plan (the "1998 LTPA"). The 1998 LTPA was for a term of three years commencing January 1, 1998 and ending December 31, 2000. Because the 1998 LTPA will expire at the end of the current year and because experience has shown that a long-term performance award type of plan is important in the Company's compensation planning for senior officers, the Board of Directors is requesting approval of a successor long-term performance award plan to run for a three year period commencing January 1, 2001 and ending on December 31, 2003.

   Purpose. The purpose of the new plan, to be known as the ServiceMaster 2001 Long-Term Performance Award Plan (hereinafter referred to as the "Plan"), is to enable the Company to provide long-term incentive-based compensation to its key employees which is based on the performance of the Company as a whole over consecutive periods of three years each and to provide for compensation at levels which would be competitive with compensation paid by other companies with which the Company or a segment of the Company competes. In designing the Plan, the Company was advised by Ernst & Young, its outside consultant for this purpose, that the Plan design was fair and reasonable and comparable to long-term incentive plans utilized by other companies. The following summary of the principal features of the Plan is qualified in its entirety by the complete text of the Plan, a copy of which is attached to this Proxy Statement as Exhibit B.

   Term of the Plan. Subject to shareholder approval of the Plan, payments will be made under the Plan in respect of the year 2001 and in respect of each year thereafter unless the Board of Directors determines to terminate the Plan.

   Participants and Participation Units. For purposes of determining the extent to which Participants receive payouts under the Plan, the Plan is divided into 10,000 units. The selection of the Participants for each Plan Year, and the number of units which are assigned to each participant for that Plan Year, is made by the Chief Executive Officer with the approval of the Compensation Committee at the beginning of the Plan Year. The Plan authorizes the Chief Executive Officer, with the approval of the Compensation Committee, to adjust downward the number of units held by a participant during the course of the Plan Year. Any such adjustments may not serve to increase the participation in the Plan for that Plan Year for any participant to which section 162(m) of the Internal Revenue Code is applicable. It is expected that up to 100 key employees of the Company or a subsidiary of the Company will be selected each year as participants in the Plan.

   Operation of the Plan. The Plan is designed to provide selected executives with additional cash compensation which is contingent upon the ability of the Company to achieve net income targets over periods of three years each. These periods are termed "Three-Year Segments" in the Plan. The first Three-Year Segment consists of the years 2001, 2002 and 2003; the second Three-Year Segment consists of the years 2004, 2005 and 2006; etc. "Net income" for this purpose is directly related to the Capital Employed by the Company over the same period in which net income was measured. "Capital Employed" means the Company's equity plus long-term debt (including current maturities of long-term debt). This linkage is established by superimposing a charge on income for Capital Employed.(/1/)

   Before the commencement of each Three-Year Segment, the Compensation Committee will establish three key figures for each Plan Year within that Three-Year Segment, Target Adjusted Net Income, Target Capital Employed and the Target Payment.

   Target Adjusted Net Income means consolidated pre-tax net income determined in accordance with generally accepted accounting principles but with these modifications: anticipated extraordinary or unusual items are excluded, interest is excluded, and a capital charge of 9% of projected Capital Employed is deducted. The capital charge is an after-tax calculation which is effectively equivalent to the Company's current cost of capital less the Company's annual deduction for tax purposes expressed as a percentage of pre-tax income based on
--------
(/1/The)Plan thus carries forward one of the key elements in the 1998 LTPA, i.e., the economic value added (EVA) factor. The Plan gets to this end is a more simplified and easier-to-understand manner.

amortizing goodwill arising from acquisitions generally over a period of 40 years. Target Adjusted Net Income will be established by the Compensation Committee at the commencement of each Three-Year Segment is expected to increase annually at a rate which is consistent with a compound annual growth rate of approximately 16% over the Three-Year Segment; however, the Compensation Committee is authorized to prospectively modify the Target Adjusted Net Income figure for any of the Plan Years within the Three-Year Segment if the Compensation Committee considers a modification appropriate in the light of all the facts and circumstances.

   Target Capital Employed is the use of capital which can be expected based on the Company's historical growth pattern for capital outlays. Target Capital Employed is expected to increase annually at a rate which is consistent with a compound annual growth rate of approximately 8% over the Three-Year Segment; however, the Compensation Committee is authorized to prospectively modify the Target Capital Employed figure for any of the Plan Years within the Three-Year Segment if the Compensation Committee considers a modification appropriate in the light of all the facts and circumstances.

   The Target Payment is the amount which the Compensation Committee establishes at the commencement of each Three-Year Segment for each Plan Year within that Three-Year Segment for payment to participants in the Plan in respect of that Plan Year. Based on present budgets and estimates, and if performance goals are met, the Target Payment for the year 2001 is expected to be approximately $9,800,000. The Target Payment is expected to increase annually at a rate which is commensurate with the projected growth in net income over the Three-Year Segment; however, the Compensation Committee is authorized to prospectively modify the Target Payment figure for any of the Plan Years within the Three-Year Segment if the Compensation Committee considers a modification appropriate in the light of all the facts and circumstances.

   After the close of each Plan Year, the Company's Actual Adjusted Net Income is calculated. This figure will take into account the 9% charge for Capital Employed during the course of the year. The Actual Adjusted Net Income figure is divided by the Target Adjusted Net Income figure and the result, expressed as a percentage and rounded to the nearest whole number (the "Performance Percentage") is then multiplied by the Target Payment to determine the Actual Payment, except that if the Performance Percentage is less than 60% the Actual Payment falls to zero and if the Performance Percentage is more than 120% the Actual Payment is capped at 120% of the Target Payment.

   Annual Payouts; 20% Holdback. Payments to participants in respect of any given Plan Year are made as promptly as practicable after the close of the year and after the necessary calculations have been completed. At the time of the payout for a Plan Year, 20% of the gross amount will be held back for payment in whole or in part following the close of the Three-Year Segment in which such Plan Year falls. The extent to which this held-back amount is paid will depend upon the extent to which the Company's Actual Adjusted Net Income over such Three-Year Segment has met the Company's Targeted Adjusted Net Income over the same Three-Year Segment. A participant's interest in the held-back amount is forfeited in event of certain terminations of employment prior to the end of the Three-Year Segment and not forfeited in other cases (such as death or disability).

   Quarterly Draws. Quarterly draws by participants against their expected final payout are permitted in the discretion of the Compensation Committee.

   Participants for the Plan Year 2001. It is not possible to determine the amount of awards that will be made under the Plan with respect to the year 2001 for the executive officers named in the Summary Compensation Table on page 20 of this Proxy Statement because such amounts are dependent upon the results of operations and the net income and capital expenditure targets for the year 2001 and because the number of participation units held by the named executive officers will not be known until the end of the year 2000.

   Other Limitations on Awards to Certain Persons. The Plan provides for the following additional limitations on amounts which can be paid to each of the named executive officers under the Plan. During the three-year term of the Plan, the aggregate maximum fair market value of the awards granted to such named executive officer in any one year can not exceed 10% of the total amount payable in respect of that year.

   Summary. The Plan has been developed in conjunction with the Company's employee base compensation and annual incentive plan schedules with the result that, for participants in the Plan, a significant element of their compensation will depend upon the achievement by the Company as a whole of growth as measured by the factors described above, all of which relate directly to shareholder value. The Board believes that by linking a portion of the compensation of leaders in the ServiceMaster enterprise to an increase in shareholder value these leaders will be motivated to understand and to exert all possible efforts to achieve Company-wide goals through internal synergies and cooperation among the various units within the ServiceMaster enterprise.

   Approval Requirement. Approval of this Proposal Three requires the affirmative vote of a majority of the votes of all shares voted with respect to this matter.

   The Board of Directors recommends a vote FOR this proposal.

                     RATIFICATION OF SELECTION OF AUDITORS
                                 Proposal Four
                         (Item Four on the Proxy Card)

   The Board of Directors has selected Arthur Andersen LLP to serve as the Company's independent certified public accountants for 2000. Arthur Andersen LLP has audited and rendered its opinion on the financial statements of the Company for many years. Representatives of Arthur Andersen LLP will be present at the 2000 Annual Meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.

   Approval of this Proposal Four requires the affirmative vote of a majority of the votes of all shares voted with respect to this matter.

   The Board of Directors recommends a vote FOR this proposal.

                            EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

 Overview

   The Company's compensation plans and policies for its executive officers are designed to attract and retain executives of the highest caliber, to link a substantial part of each executive officer's compensation to the performance of the Company, to encourage substantial ownership of the Company's stock by executive officers, and (if specified performance targets are achieved) to produce levels of compensation commensurate with the compensation paid to executives of other service organizations with which the Company compares itself when those organizations achieve high performance.

   The Company's compensation package for its executive officers for the year 1999 consisted of the following five components (each of which is described in greater detail below):

  . An annual base salary established at the beginning of the year on the basis of the standards described below.

  . A bonus established by the Company's Incentive Compensation Plan.

  . Awards under the ServiceMaster 1998 Long-Term Performance Award Plan.

  . Grants of incentive stock options or nonqualified stock options under the ServiceMaster 1998 Equity Incentive Plan.

  . The Company's profit sharing and retirement plans.

   In addition, a limited number of senior executives were granted nonqualified stock options in December 1999 in lieu of a part of their incentive compensation for the year 2000 under a special senior executive ownership election component of the 1998 Equity Incentive Plan. This election and the options granted in December 1999 are described in greater detail below.

 Base Salaries

   Base salaries for executive officers are generally established to reflect the duties and level of responsibilities attendant to the officer's position and, in conjunction with the Company's Incentive Compensation Plan and the Long-Term Performance Award Plan, to be competitive with base salaries paid by other companies with which the Company compares itself. The Company utilizes surveys of salary information for comparable positions as furnished by independent compensation consulting firms engaged by the Company for this purpose. However, the performance and contribution of the individual remains a critical factor in regard to any salary adjustment. Base salaries for executive officers other than the Chief Executive Officer are approved by the Executive Committee based on recommendations from the Compensation Committee in December of the year immediately preceding the year in which the salaries are to take effect. The base salary for the Chief Executive Officer is approved by the Board of Directors based on a recommendation from the Compensation Committee and a review by the Executive Committee in December of the year immediately preceding the year in which the salary is to take effect.

   Chief Executive Officer. The base salary for Carlos H. Cantu, President and Chief Executive for the period January 1, 1999 to October 1, 1999, was established in December 1998 in the amount of $550,000. This amount represented an increase of $75,000 (15.8%) over his base salary for the year 1998. His base salary and the amount of the increase relative to 1998 was set pursuant to the procedures and reflected the factors discussed above. No adjustment was made to this amount upon the retirement of Mr. Cantu as President and Chief Executive Officer on October 1, 1999. The base salary for
C. William Pollard for the year 1999 was originally established in December 1998 in the amount of $450,000. Effective October 1, 1999, when Mr. Pollard was appointed as Chief Executive Officer, his base salary was increased to an annual rate of $550,000. Mr. Pollard's base salary for the year 2000 was established by the Board of Directors in December 1999 at $600,000 pursuant to the procedures and based on the factors discussed above.

   Other Named Executive Officers. The base salaries for the year 1999 for the other Named Executive Offices are shown in the "Salary" column of the Summary Compensation table and reflect the judgement of the Compensation Committee and the Executive Committee based on the factors discussed above when those salaries were approved in December 1998.

 Incentive Compensation Plan

   The Company has maintained for many years an incentive bonus plan known as the ServiceMaster Incentive Compensation Plan. This plan provides for an annual bonus which is largely based upon the performance of the Company and/or the performance of an individual business unit in terms of achieving its budget as established at the beginning of the year. The plan provides for bonuses in amounts which represent percentages of the individual's base compensation. These percentages can range from 0% of base salary if the relevant business unit fails to achieve at least 90% of its budget target (except that in some cases a bonus may be earned by reason of the performance of a higher level unit or achievement of individual performance goals) to 120% of base salary (175% in the case of the Chief Executive Officer). The Incentive Compensation Plan reflects the philosophy of the Company that a very significant part of an executive's total compensation should be based upon the financial performance of the Company and/or the business unit in which the executive is employed. The Incentive Compensation Plan was in effect for the year 1999 and will continue in effect for the year 2000.

   For the year 1999, Mr. Cantu received $357,500 pursuant to the Incentive Compensation Plan, representing 65% of his base salary, and Mr. Pollard received $308,750 pursuant to the Incentive Compensation Plan, representing 65% of his total base salary for the year. These payments reflected the Company's performance level in 1999 and the level of compensation paid for chief executive officers in organizations with which the Company compares itself.

 Long-Term Performance Award Plan

   The ServiceMaster 1998 Long-Term Performance Award Plan, as adopted by the Board of Directors and approved by the shareholders in 1998, provides for payments to persons recommended by the Chief Executive Officer and approved by the Compensation Committee for participation in the plan of annual awards based on three factors as applied to the Company as a whole: (1) growth in earnings per share in the current year relative to the immediately preceding year; (2) growth in economic value added (EVA) in the current year relative to the immediately preceding year; and (3) growth in revenue in the current year relative to the immediately preceding year. Pool amounts are established for each of these factors and combined in a total preliminary pool amount which is then subject to adjustment depending upon the total return achieved by the Company for the year compared to the S&P 500 total return figure for the same year. 20% of the total amount payable is held back for payment in full or in part in early 2001, depending upon the extent to which the Company achieved its strategic planning objectives for the five-year planning cycle which ends on December 31, 2000. The Long-Term Performance Award Plan links a portion of the annual compensation of the participant to the performance of the Company as a whole, regardless of whether the participant is employed at the parent level of the enterprise or in one of the operating units.

   For the year 1999, Mr. Cantu was paid $498,460 pursuant to the Long-Term Performance Award Plan, representing 91% of his base salary, and Mr. Pollard was paid $370,854 pursuant to the Long-Term Performance Award Plan, representing 78% of his base salary. The total amount paid to all participants in the Long-Term Performance Award Plan for the year 1999 was $4,914,965.

 Stock Options

   The Compensation Committee believes that the interests of shareholders and executive officers and other key employees become more closely aligned when executives are provided an opportunity to acquire a proprietary interest in the Company through the ownership of the Company's common stock. Accordingly, the

Compensation Committee approved the granting of a series of stock options in 1999, all of which were granted under the ServiceMaster 1998 Equity Incentive Plan (the "Equity Incentive Plan"). The character and number of options granted were based upon the recommendation of the grantee's superior officer, approval by the Chief Executive Officer and final approval by the Compensation Committee.

  . In January 1999, the Compensation Committee approved option grants under the Equity Incentive Plan for approximately 1,700 employees, including 13 executive officers. All of such options were for a term of 10 years and were subject to a vesting schedule under which 20% of the option becomes exercisable on each anniversary of the grant date such that by the fifth anniversary of the grant date the options will be fully exercisable. All of these options were granted with an exercise price of $18.075 per share, which was the fair market value of the underlying shares of common stock on the date of the grant. Individual option grants were determined on the basis of the individual's and the Company's performance in 1998. Options for a total of 997,000 shares were granted to executive officers as a group. Mr. Cantu was granted an option for 150,000 shares and Mr. Pollard was granted an option for 150,000 shares.

  . In December 1999, the Board of Directors approved a special component of the 1998 Equity Incentive Plan designated as the "Senior Executive Ownership Election Plan". Under this plan, in December of each year senior officers selected by the Chief Executive Officer and approved by the Compensation Committee may elect to irrevocably decline to accept up to 75% of their incentive compensation for the next year under the Company's Incentive Compensation Plan and/or under the Company's Long-Term Performance Award Plan and, in lieu thereof, receive immediately an option for shares of the Company's stock. The number of options received is determined by reference to the current fair market value of the stock and the amount of incentive compensation which is irrevocably relinquished. The latter figure is based on the Compensation Committee's estimate of the amount of incentive compensation which would become payable to the participant under the Incentive Compensation Plan and the Long-Term Performance Award Plan and the extent (not to exceed 75%) to which the participant has elected to forego such compensation. In December 1999, with the approval of the Compensation Committee, 16 senior officers collectively elected to forego year 2000 incentive compensation in the aggregate amount of $5,074,985 and to collectively receive options for 2,148,070 shares. Mr. Pollard made the maximum elections allowable under the plan and received an option for 479,674 shares The grant date for all such options was December 10, 1999. All of such options were for terms of 10 years and had a vesting schedule of 10% per year for the first eight years and 20% for the ninth year; however, if targeted net income levels are met by the end of the third year, an additional 50% of the options will vest at the end of the third year; if targeted income is not met in the third year but is met in the fourth year, an additional 30% of the options will vest at the end of the fourth year; and if targeted net income is not met in the third or fourth years but is met in the fifth year, an additional 20% of the options will vest at the end of the fifth year. From the Company's perspective, no compensation expense will be incurred in 2000 or any subsequent years in respect of the incentive compensation which is relinquished for each of such years. The Compensation Committee believes that the Senior Executive Ownership Election Plan represents an innovative mechanism for strongly aligning a significant part of the annual compensation of the participants with the interests of the shareholders. The Compensation Committee expects to utilize the plan again in December 2000.

  . On December 10, 1999, Mr. Pollard was granted an option for 300,000 shares at an exercise price of $11.50 per share (which was the then fair market value of the Company's shares) in recognition of his appointment as Chief Executive Officer on October 1, 1999. This option is for a term of 10 years and has a vesting schedule of 20% per year on each anniversary of the grant date.

 Benefit Programs

   Executive officers of the Company participate in various health, life, disability and retirement benefit programs which are generally available to all salaried employees. Executive officers may participate in a deferred compensation program which is intended to allow for the inability of such officers to contribute to the Company's 401(k) plan in desired amounts due to restrictions imposed on 401(k) contributions by the federal tax laws. Executive officers also receive traditional benefits and perquisites that are customary and usual for their positions.

 Tax Deductibility of Executive Compensation

   Section 162(m) of the Internal Revenue Code imposes a limit of $1,000,000 on the tax deduction which a publicly traded corporation may take for compensation paid, respectively, to the corporation's six most highly compensated officers. However, this limitation does not apply to types of compensation if certain requirements are satisfied. One of such requirements is that the Company's compensation committee consists entirely of independent directors. ServiceMaster's Compensation Committee meets this requirement. One of the types of compensation which is excepted from the $1,000,000 deductibility limitation is compensation which is based on the attainment of performance of goals approved by the Company's shareholders ("performance based compensation"). The ServiceMaster incentive compensation plans described above are performance based plans as defined by section 162(m) and the regulations thereunder with goals which have been approved by ServiceMaster's shareholders. Accordingly, the Company believes that all incentive compensation paid to the Company's six most highly compensated officers is "performance-based compensation" and, accordingly, will qualify as a tax deductible expense when paid.

 Compensation Committee: Interlocks and Insider Participation

   The Compensation Committee, in accordance with the Company's bylaws, consists entirely of independent members of the Board of Directors. None of the persons who served as members of the Compensation Committee in the year 1999 was an officer or employee of the Company or any of its subsidiaries during the year 1999 and none of such persons was formerly an officer of the Company or any of its subsidiaries.

   At no time during the year 1999 were there any interlocking arrangements involving service by any executive officer of the Company on the compensation committee of another entity, one of whose executive officers served on the Company's Compensation Committee.

   The directors who served as members of the Compensation Committee during 1999 were Henry O. Boswell (member and chairman until his retirement in mid-October 1999), Herbert P. Hess (chairman from mid-October 1999 to the end of the year), James D. McLennan, Burton D. Sorensen and David K. Wessner.

                                          Herbert P. Hess (Chairman)
                                          James D. McLennan
                                          Burton D. Sorensen
                                          David K. Wessner

Summary Compensation Table

   The following table sets forth all compensation awarded to, earned by, or paid to the two persons who served as Chief Executive Officer during the year 1999 of ServiceMaster and ServiceMaster's next four most highly compensated executive officers in respect of the year 1999. Each of the listed persons was holding the office indicated in the table on the last day of December 1999.

                          SUMMARY COMPENSATION TABLE

                                                                     Long-Term Compensation
                                                           -------------------------------------------
                                Annual Compensation                 Awards                Payouts
                         --------------------------------- ------------------------- -----------------
          (a)            (b)    (c)     (d)       (e)          (f)          (g)        (h)      (i)
                                                                         Securities
                                              Other Annual  Restricted   Underlying   LTIP
Name and Principal            Salary   Bonus  Compensation Stock Awards Options/SARs Payouts All Other
Position                 Year   ($)   ($) (C)     ($)          ($)         (#)(D)    ($) (E)    ($)
------------------       ---- ------- ------- ------------ ------------ ------------ ------- ---------
C. William Pollard (A).. 1999 475,000 308,750      --           --        929,674    370,854    --
 Chairman and Chief
 Executive               1998 400,000 300,000      --           --        112,500    349,368     --
 Officer. CEO since      1997 375,000 550,934      --           --        168,750      --       --
 October 1, 1999 and
 continuing forward

Carlos H. Cantu (B)..... 1999 550,000 357,500      --           --        150,000    498,460    --
 CEO through October 1,  1998 475,000 570,000      --           --        150,000    469,580    --
 1999, currently Senior  1997 450,000 900,021      --           --        225,000      --       --
 Chairman

Phillip B. Rooney....... 1999 466,667 425,000      --           --        508,980    420,202    --
 Vice Chairman           1998 300,000 325,000      --           --         75,000    338,098    --
                         1997 166,667 200,000      --           --        348,750      --       --

Ernest J. Mrozek........ 1999 320,000 384,000      --           --        143,370    299,076    --
 Group President,        1998 290,000 290,000      --           --         52,500    270,948    --
 Consumer
 Services                1997 275,000 382,618      --           --        303,750      --       --

Steven C. Preston....... 1999 290,000 278,500      --           --        325,158    358,891    --
 Executive Vice          1998 256,250 281,250      --           --         45,000    253,573    --
 President and
 Chief Financial Officer 1997 180,000 242,983      --           --        337,500      --       --

Donald K. Karnes........ 1999 320,000 293,000      --           --        328,962    299,076    --
 Group President, Lawn   1998 285,000 308,000      --           --         37,500    164,353    --
 Care
 and Pest Control        1997 245,000 290,793      --           --         41,625      --       --

--------
(A) Mr. Pollard was elected Chief Executive Officer on October 1, 1999, following the retirement of Mr. Cantu and such events are reflected in the compensation amounts disclosed for 1999.
(B) Mr. Cantu retired as President and Chief Executive Officer on October 1,
    1999.
(C) The amounts shown in column (d) of the Summary Compensation Table include payments made under the ServiceMaster Incentive Compensation Plan. In 1997, there were also payments made in connection with a gain arising from the reorganization of ServiceMaster Limited Partnership into The ServiceMaster Company.
(D) The numbers of shares listed in column (g) of the Summary Compensation Table have been adjusted, where appropriate, for 3-for-2 share splits occurring, June 1997 and August 1998. The number of shares listed in column (g) for the year 1999 take into account, for each of the named executive officers, options which were granted in December 1999 under the plan described in footnote (C) of the Option/SAR Grants in Last Fiscal Year table on page 21.
(E) Column (h) shows the amounts paid or credited to the six named executive officers in respect of the years 1999 and 1998 pursuant to the Company's 1998 Long-Term Performance Award Plan (the "LTPA Plan"). The LTPA Plan did not exist prior to 1998. Awards under the LTPA Plan are paid (or credited, if a participant elects to defer payment pursuant to the Company's deferred compensation plan) either in cash or in shares of common stock. To the extent that stock is elected as the form of payment, such election will entitle the participant to shares in a number which, at their then fair market value, reflects 120% of the amount which would be paid if the payment were made in cash. The total amount payable each year under the LTPA Plan is determined by the performance of the Company with respect to growth in earnings per share relative to the preceding year, growth in economic value relative to the preceding year, growth in revenue relative to the preceding year and a comparison of the Company's total return to shareholders relative to the S&P 500 total return. 20% of the total payout for the years 1999 and 1998 were, in accordance with the LTPA Plan, held back for payment in whole or in part in early 2001. The extent to which the held-back amount is paid will depend upon the extent to which the Company achieves its strategic planning objectives for the five-year planning cycle ending on December 31, 2000. A participant's interest in the held-back amount is forfeited in the case of certain terminations of his or her employment. The amount held back for each of the six named executive officers in respect of the years 1999 and 1998 are shown in the Long-Term Incentive Plans table on page 22. Column
   (h) does not include amounts paid to the six named executive officers in 1997 in their capacity as shareholders of the corporate general partner of the Company's partnership predecessor.

   The following table summarizes the number and terms of the stock options granted during the year 1999 to the named executive officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

            (a)                  (b)           (c)          (d)        (e)        (f)
                              Number of
                              Securities    % of Total
                              Underlying   Options/SARs
                             Options/SARs   Granted to  Exercise or
                             Granted (#)    Employees   Base Price  Expiration Grant Date
Name and Principal Position      (A)           1999     ($/Sh) (A)     Date     Value(A)
---------------------------  ------------  ------------ ----------- ---------- ----------
C. William Pollard......       150,000(B)      2.3%       $18.075    01-28-09  $  931,500
                               300,000(B)      4.7%       $ 11.50    12-10-09  $  837,000
                               479,674(C)      7.5%       $ 11.50    12-10-09  $1,338,290

Carlos H. Cantu.........       150,000(B)      2.3%       $18.075    01-28-09  $  931,500

Phillip B. Rooney.......       200,000(B)      3.1%       $18.075    01-28-09  $1,242,000
                               308,980(C)      4.8%       $ 11.50    12-10-09  $  862,054

Ernest J. Mrozek........        82,500(B)      1.3%       $18.075    01-28-09  $  512,325
                                60,870(C)      1.0%       $ 11.50    12-10-09  $  169,827

Steven C. Preston.......        90,000(B)      1.4%       $18.075    01-28-09  $  558,900
                               235,158(C)      3.7%       $ 11.50    12-10-09  $  656,091

Donald K. Karnes........        77,500(B)      1.1%       $18.075    01-28-09  $  481,275
                               251,462(C)      3.9%       $ 11.50    12-10-09  $  701,579

--------
(A) In accordance with Item 402(c)(2)(vi)(B) of Regulation S-K of the Securities and Exchange Commission, the grant date value of each of these options has been estimated based on the Black-Scholes option pricing model by an independent consulting firm using the following assumptions: a risk-free rate of interest of 5.4%, a volatility rate of 25%, a 2.5% distribution yield, and an expected life of seven years. The values of the options which are shown in the table are theoretical and do not necessarily reflect the actual values which the option holders may eventually realize. Such actual values will depend on the extent to which the market value of the Company's shares at a future date exceeds the exercise price of the options.
(B) The options listed in column (b) opposite footnote "(B)" designation were granted in January 1999, except for 300,000 shares which were granted to Mr. Pollard in December 1999. All options listed in column (b) are subject to a vesting schedule under which the options become exercisable in 20% increments on the 1st, 2nd, 3rd, 4th and 5th anniversaries of grant date.
(C) The options listed in column (b) opposite the footnote "(C)" designation were granted in December 1999 under the Company's Senior Executive Ownership Election Plan. The Plan is described in detail in the Compensation Committee Report on Executive Compensation under the caption "Stock Options".

   The following table summarizes the exercises of stock options during the year 1999 by the named executive officers and the number of, and the spread on, unexercised options held by such officers at December 31, 1999.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

          (a)                  (b)         (c)               (d)                       (e)
                                                    Number of Securities      Value of Unexercised
                                                   Underlying Unexercised   In-the-Money Options/SARs
                                          Value   Options/SARs at FY-End(#)       at FY-End($)
                         Shares Acquired Realized ------------------------- -------------------------
Name                     on Exercise (#)   ($)    Exercisable/Unexercisable Exercisable/Unexercisable
----                     --------------- -------- ------------------------- -------------------------
C. William Pollard......         0         $ 0        191,250/1,188,424          229,067/847,942

Carlos, H. Cantu........         0         $ 0        221,250/472,500            253,609/250,881

Phillip B. Rooney.......         0         $ 0        158,550/784,305             17,276/277,115

Ernest J. Mrozek........         0         $ 0        197,933/401,370            358,819/351,346

Steven C. Preston.......         0         $ 0        144,000/563,658             98,170/338,439

Donald K. Karnes........         0         $ 0         59,588/397,437            209,008/272,906

                 LONG-TERM INCENTIVE PLANS--AWARDS IN 1999 (A)

          (a)                  (b)              (c)           (d)      (e)      (f)
                                                            Estimated future payouts
                                                           under non-stock price-based
                                           Performance or             plans
                            Number of       other period   ---------------------------
                         shares, units or until maturation Threshold  Target  Maximum
          Name           other rights (#)    or payout     ($ or #)  ($ or #) ($ or #)
          ----           ---------------- ---------------- --------- -------- --------
C. William Pollard......        620             2001                          $ 92,710

Carlos H. Cantu.........      1,000             2001                          $124,610

Phillip B. Rooney.......        740             2001                          $105,046

Ernest J. Mrozek........        600             2001                          $ 74,766

Steven C. Preston.......        600             2001                          $ 89,719

Donald K. Karnes........        600             2001                          $ 74,766

--------
(A) This table pertains to the awards made in respect of the year 1999 under the Company's 1998 Long-Term Performance Award Plan (the "LTPA Plan"). See footnote (E) to the Summary Compensation Table for a description of the LTPA Plan. The figures in column (b) show the number of units awarded for the year 1999 to each of the named executive officers. The LTPA Plan has a total of 10,000 participation units. The figures in column (f) reflect the amounts held back from the awards to each of such persons for the year 1999 for payment in 2001. The extent to which such held-back amounts are in fact paid will depend upon the extent to which the Company achieved its strategic planning objectives for the five-year planning cycle ending on December 31, 2000. If and to the extent such held-back amounts are not paid to the named executive officers, the unpaid sums will revert to the Company.

Severance Arrangements

   The Company does not presently have employment agreements with any members of the Company's senior management under which termination benefits are provided if a change in control of the Company occurs.

   The ServiceMaster 1998 Equity Incentive Plan provides that all stock options granted prior to the occurrence of a change in control shall become immediately exercisable upon the occurrence of a change in control and shall remain exercisable thereafter throughout the entire terms of the options. "Change in control" is defined as any of the following transactions or events: a business combination involving the Company in which less than 75% of the outstanding voting securities of the surviving entity are owned by persons who were the shareholders of the Company immediately prior to the transaction; a sale by the Company of substantially all of its business or assets to an entity in which less than 75% of the outstanding voting securities or other capital interests are owned by the persons who were the shareholders of the Company immediately prior to the transactions; the filing of a Schedule 13D or Schedule 14D-1 report by a person or group under the Securities Exchange Act of 1934 which reflects the acquisition of 20% or more of the issued and outstanding shares of voting securities of the Company; or, during any period of two consecutive years, individuals who at the beginning of the period constituted the board of directors of the Company ceased for any reason to constitute at least a majority of the board unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least two-thirds of such directors then still in office who were directors of the Company at the beginning of the period.

Performance Graph

   The following graph compares the five-year cumulative total return to shareholders of the Company with the five year cumulative return as determined under the Standard & Poor's 500 Index and under the Standard & Poor's Service (Commercial and Consumer)--Super.

               Comparison of Five Year Cumulative Total Return*
              Among The ServiceMaster Company, The S&P 500 Index
                     The Dow Jones Consumer Services Index

                           [BAR CHART APPEARS HERE]

*$100 invested on 12/31/93 in stock or index-- including Reinvestment of Dividends.
Fiscal Year Ending December 31.


                                  1994    1995    1996    1997    1998    1999
                                 ------- ------- ------- ------- ------- -------
  ServiceMaster................. $100.00 $128.76 $171.76 $294.89 $339.12 $193.32
  S&P 500 Index................. $100.00 $137.58 $169.17 $225.60 $290.08 $351.12
  S&P Service
  (Comml. & Consumer)--Super.... $100.00 $128.69 $135.18 $182.01 $168.01 $132.98


Indebtedness of Management

   No executive officer was indebted to the Company in excess of $60,000 at any time during the year 1999.

                             OWNERSHIP INFORMATION

   Set forth in the table is information known to the Company as of January 31, 2000 with respect beneficial owners of more than five percent of the Company's issued and outstanding common stock.

                                                 Number of Shares
Name and Address                                 of Common Stock   Percentage of
of Beneficial Owner                             Beneficially Owned     Class
-------------------                             ------------------ -------------
 W. P. Stewart & Co., Ltd......................     16,647,875         5.42%
 P.O. Box HM 2905
 Hamilton HM LK, Bermuda

   The following table sets forth as of March10, 2000 the beneficial ownership of the Company's common stock with respect to ServiceMaster's directors and senior management advisers, those executive officers named in the Summary Compensation Table (page 20) and the Company's directors and officers as a group:

                                  Amount and Nature of Beneficial Ownership (1)
                                 -----------------------------------------------
              (1)                      (2)           (3)        (4)       (5)
                                 Sole Voting And              Total     Percent
   Name of Beneficial Owner      Investment Power   Other   Ownership  Ownership
   ------------------------      ---------------- --------- ---------- ---------
Paul W. Berezny (2)(3)(4)(7)...        179,471    1,200,029  1,379,500   0.452%
Carlos H. Cantu (3)(11)........        984,898    2,287,608  3,272,506   1.072%
Robert D. Erickson (3)(6)......      1,061,435       97,168  1,190,148   0.390%
Brian Griffiths (3)............         60,527            0     60,527   0.020%
Sidney E. Harris (3)...........         42,299        1,687     43,986   0.014%
Glenda A. Hatchett.............            250            0        250   0.000%
Herbert P. Hess (3)............        256,000       31,226    287,226   0.094%
Michele M. Hunt (3)............         20,336            0     20,336   0.007%
Donald K. Karnes (3)...........      1,987,401            0  1,987,401   0.651%
Robert F. Keith (3)............        605,295       43,150    648,445   0.212%
Gunther H. Knoedler (3)........        107,087            0    107,087   0.035%
James D. McLennan (3)..........         90,247            0     90,247   0.030%
Ernest J. Mrozek (3)(4)........        688,068            0    688,068   0.225%
Vincent C. Nelson (3)(7)(8)(9).         61,882      787,920    849,802   0.279%
Dallen W. Peterson (3).........      2,382,301            0  2,382,301   0.781%
C. William Pollard (3)(4)(10)..      1,277,436      263,540  1,540,976   0.505%
Steven C. Preston (3)..........        243,663            0    243,663   0.080%
Steven S Reinemund (3).........         14,645       15,000     29,645   0.010%
Phillip B. Rooney (2)(3).......        608,202       13,500    621,702   0.204%
David M. Slott (2)(3)..........        654,795      439,938  1,094,733   0.359%
Burton E. Sorensen (3).........         47,916            0     47,916   0.016%
Charles W. Stair (4)(12).......        944,842       66,169  1,011,011   0.331%
David K. Wessner
 (2)(3)(7)(13)(14).............        314,860      979,298  1,294,158   0.424%
Richard A. Williams (3)........        386,555            0    386,555   0.127%
All directors and officers as a
 group (116 persons) (15)......     21,092,683    7,509,295 28,601,978   9.179%

--------
 (1) The shares owned by each person and by all directors and officers as a group, and the shares included in the total number of shares, have been adjusted, and the percentage ownership figures have been computed, in accordance with Rule 13d-3(d)(1)(i).
 (2) Shares in column (3) include shares held by spouse and/or other family members.
 (3) Shares in column (2) include shares which may be acquired within sixty days under options granted under the ServiceMaster Share Option Plan, the ServiceMaster 10-Plus Option Plan, the ServiceMaster 1998 Equity Incentive Plan, the ServiceMaster Non-Employee Directors Option Plan and/or the ServiceMaster 1998 Non-Employee Directors Discounted Stock Option Plan.

 (4) Shares in column (3) include shares held in one or more investment partnerships in which the listed person is a partner with shared voting power and investment power.
 (5) Shares in column (2) include shares held in trust for the benefit of family members as to which beneficial ownership is disclaimed.
 (6) Shares in column (3) include 71,239 shares owned by spouse or held in trust for the benefit of family members as to which beneficial ownership is disclaimed.
 (7) Shares in column (3) include shares held in trust for benefit of self and/or family members.
 (8) Shares in column (2) include 43,804 shares in trust for the benefit of family members as to which beneficial ownership is disclaimed. Shares in column (3) include 16,521 shares held in trust for the benefit of family members as to which beneficial ownership is disclaimed.
 (9) Shares in column (3) include 353,211 shares owned by a charitable trust of which Vincent C. Nelson is a trustee. Mr. Nelson disclaims beneficial ownership of such shares.
(10) Shares in column (3) include 35,620 shares owned by a charitable foundation of which C. William Pollard is a director. Mr. Pollard disclaims beneficial ownership of such shares. Shares in column (3) also include 34,426 shares in trust for the benefit of family members.
(11) Shares in column (3) include 11,523 shares owned by a charitable foundation of which Carlos H. Cantu is an officer. Mr. Cantu disclaims beneficial ownership of such shares.
(12) Shares in column (3) include 48,700 shares owned by a charitable foundation of which Charles W. Stair is a director. Mr. Stair disclaims beneficial ownership of such shares.
(13) Shares in column (3) include 731,162 shares owned by a charitable foundation of which David K. Wessner is a director. Mr. Wessner disclaims beneficial ownership of such shares.
(14) Shares in column (3) include 545,620 shares held by an investment company of which David K. Wessner is a shareholder and one of four directors.
(15) Includes shares which certain officers of ServiceMaster, through the exercise of their respective rights, may acquire within 60 days under share purchase agreements, options granted under the ServiceMaster Share Option Plan and options granted under the ServiceMaster 10-Plus Option Plan and the ServiceMaster 1998 Equity Incentive Plan. None of the options granted under the ServiceMaster 1998 Equity Incentive Plan in December 1999 were exercisable on March 10, 2000. Shares purchasable by the persons identified in the Summary Compensation Table under one or more of the foregoing plans are as follows: Mr. Pollard 277,500 shares; Mr. Cantu 326,250 shares; Mr. Rooney 285,325 shares; Mr. Mrozek 302,558 shares; Mr. Preston 238,500 shares; Mr. Karnes 97,663 shares and all executive officers as a group 2,070,996 shares.

                                 OTHER MATTERS

   As of the date of this Proxy Statement, the Board of Directors does not know if any matters will be presented to the meeting other than those described above. If other matters properly come before the meeting, the persons named in the accompanying proxy will vote said proxy in accordance with their best judgment.

   The Company's 1999 Annual Report is enclosed, but the report is not incorporated in this Proxy Statement and is not part of the proxy soliciting material. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 as filed with the Securities and Exchange Commission, without exhibits, will be provided without charge to any shareholder submitting a request therefor to the Corporate Secretary, The ServiceMaster Company, One ServiceMaster Way, Downers Grove, Illinois 60515, or telephone 630-271-1300.

Compliance with Section 16(a) of the Securities and Exchange Act.

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that none of its executive officers and directors failed to comply with Section 16(a) reporting requirements in 1999.

                                          By Order of the Board of Directors

                                          Sandra L. Groman,
                                          Vice President and Corporate
                                           Secretary

Dated: March 24, 2000

                                                                      Exhibit A

                           THE SERVICEMASTER COMPANY

                   ServiceMaster 2000 Equity Incentive Plan

  Part 1: Establishment, Effective Date, Objectives, and Duration of the Plan

   1.1 Establishment of the Plan. The ServiceMaster Company, a Delaware corporation (the "Company"), hereby establishes an incentive compensation plan to be known as The ServiceMaster Company 2000 Equity Incentive Plan (the "Plan").

   1.2 Effective Date. Subject to approval by the Company's shareholders, the Plan shall become effective as of May 1, 2000 (the "Effective Date") and shall remain in effect as provided in Section 1.4 hereof.

   1.3 Purpose. The purpose of this Plan is to benefit the Company and its subsidiaries and affiliated companies and shareholders of the Company by enabling the Company to offer to certain present and future executives, key personnel and consultants stock based incentives and other equity interests in the Company, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or subsidiaries or affiliated companies.

   1.4 Duration. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Part 10 hereof, until all Shares subject to the Plan shall have been purchased or acquired according to the provisions of the Plan. However, in no event may an Award be granted under the Plan on or after December 31, 2003.

                              Part 2: Definitions

   2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below. When such meaning is intended, the initial letter of the word shall be capitalized.

   "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, or Restricted Stock.

   "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the Effective Date.

   "Board" or "Board of Directors" means the Board of Directors of the Company.

   "Change of Control" of the Company shall mean:

     (i) The Company is merged or consolidated or reorganized into or with another corporation or other legal person (an "Acquiror") and as a result of such merger, consolidation or reorganization less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the shareholders of the Company, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than by the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror; or

     (ii) The Company sells all or substantially all of its business and/or assets to an Acquiror, of which less than 75% of the outstanding voting securities or other capital interests are owned in the aggregate by the shareholders of the Company, directly or indirectly, immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or under common control with the Acquiror; or

     (iii) A report is filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person or group (as the terms

  "person" and "group" are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder) has become the beneficial owner (as the term "beneficial" owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 20% or more of the issued and outstanding shares of voting securities of the Company; or

     (iv) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director of the Company was approved by a vote of at least two-thirds of such directors of the Company then still in office who were directors of the Company at the beginning of any such period.

   "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation thereto.

   "Compensation Committee" means the Compensation Committee of the Board of Directors.

   "Common Stock" means the common stock of the Company.

   "Company" means The ServiceMaster Company, a Delaware corporation, as well as any successor to such entity as provided in Section 14.1 herein.

   "Effective Date" shall have the meaning ascribed to such term in Section
1.1 hereof.

   "Employee" means any employee of the Company or any Subsidiary.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

   "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

   "Fair Market Value" shall mean--

     (i) for purposes of setting any Exercise Price, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder or unless the Compensation Committee otherwise determines, and

     (ii) for purposes of the valuation of any Shares or to pay taxes due on an Award, the average as of the date of the Award of the closing sales prices of the Common Stock on the New York Stock Exchange Composite Tape (as reported in The Wall Street Journal, Midwest Edition) on each of the five trading dates immediately preceding such date.

   "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Part 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Section 422 of the Code or any successor thereto.

   "Named Executive Officer" means a Participant who is one of the group of covered employees as defined in the regulations promulgated under Section 162(m) of the Code or any successor statute.

   "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Part 6 herein and which is not intended to meet the requirements of Section 422 of the Code.

   "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

   "Option Agreement" means a writing which is provided by the Company to a Participant who receives an Award consisting of an Option and which sets forth the terms and provisions applicable to such Award. A Participant's acceptance of the terms of such Award shall be evidenced by his or her continued employment and by the delivery to the Company of his or her signed copy of the Option Agreement within 30 days after his or receipt thereof. If the Participant does not deliver an executed Option Agreement in accordance with the foregoing provision, the Award of the Option shall be revoked.

   "Participant" means an Employee or a consultant who has outstanding an Award granted under the Plan.

   "Performance-Based Exception" means the exception for performance-based compensation from the tax deductibility limitations of Section 162(m) of the Code.

   "Performance Period" means the time period during which performance goals must be achieved with respect to an Award, as determined by the Compensation Committee.

   "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way, which period shall not be shorter than three years (based on the passage of time) or one year (based on the achievement of performance goals), and the Shares are subject to a substantial risk of forfeiture, as provided in Part 7 herein.

   "Restricted Stock" means an Award granted to a Participant pursuant to Part 7 herein.

   "Restricted Stock Agreement" means a writing which is provided by the Company to a Participant who receives an Award consisting of Restricted Stock and which sets forth the terms and provisions applicable to such Award. A Participant's acceptance of the terms of such Award shall be evidenced by his or her continued employment and by the delivery to the Company of his or her signed copy of the Restricted Stock Agreement within 30 days after his or receipt thereof. If the Participant does not deliver an executed Restricted Stock Agreement in accordance with the foregoing provision, the Award of the Restricted Stock shall be revoked.

   "Senior Executive Ownership Election Plan" means the plan adopted by the Company's Board of Directors in December 1999 as a special program within the ServiceMaster 1998 Equity Incentive Plan under which selected senior executives may irrevocably elect to forego certain incentive compensation in December of any given year (the "election year"), commencing with the year 1999, for the immediately following calendar year and to receive in December of the election year Options having an exercise price not less than the current fair market value of the underlying Shares and in a number which is referenced to the amount of projected compensation which is foregone. This program is intended to continue as a component of the Plan.

   "Shares" means shares of Common Stock of the Company.

   "Subsidiary" means any corporation, partnership, joint venture, affiliate, or other entity in which the Company is the direct or indirect beneficial owner of not less than 20% of all issued and outstanding equity interests.

                            Part 3: Administration

   3.1 Administration by the Compensation Committee. The Plan shall be administered by the Compensation Committee or by any other committee appointed by the Board. If and to the extent that no committee exists that has the authority to administer the Plan, the functions of the Compensation Committee as set forth herein shall be exercised by the full Board or the Executive Committee of the Board.

   3.2 Authority of the Compensation Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Compensation Committee shall have full power to: select Employees and consultants who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; subject to the provisions of Part 12 herein, amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Compensation Committee as provided in the Plan; and, subject to the provisions of the Plan, make all other determinations which may be necessary or advisable for the administration of the Plan.

   3.3 Decisions Binding. All determinations and decisions made by the Compensation Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Employees, Participants, and their estates and beneficiaries.

             Part 4: Shares Subject to the Plan and Maximum Awards

   4.1 Shares Available for Awards.

   (a) The aggregate number of Shares which may be issued or used for reference purposes under this Plan or with respect to which Awards may be granted shall not exceed 15,000,000 Shares (subject to adjustment as provided in Section 4.3). Such Shares may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company. Of such 15,000,000 Shares, 5,000,000 Shares are intended for use in connection with the Senior Executive Ownership Election Plan in the years 2000, 2001 and 2002 and 10,000,000 Shares are intended for general purposes during the years 2000, 2001, 2002 and 2003.

   (b) The aggregate number of Shares which may be issued or used for reference purposes in respect of Awards made in the year 2000 is not to exceed 2,500,000 Shares and is not to exceed 2,500,000 Shares in any one of the three succeeding years for which the Plan is in effect pursuant to Section 1.4 (subject to adjustment as provided in Section 4.3 and subject to paragraph
(e)). However, the Shares intended for use in connection with the Senior Executive Ownership Election Plan shall not be taken into account in the application of this paragraph (b).

   (c) Of the Shares which may be issued or used for reference purposes in respect of Awards made in the year 2000 or in any of the three succeeding years for which the Plan is in effect pursuant to Section 1.4, the number of Shares which may be used in connection with Incentive Stock Options shall not exceed 1,125,000 in the year 2000 and shall not exceed approximately 1,125,000 in each of the succeeding three years (subject in each case to adjustment as provided in Section 4.3 and paragraphs (d) and (e) below).

   (d) The aggregate number of Shares which may be used for Awards consisting of Restricted Stock shall not exceed 1,500,000 (which number is 15% of the aggregate number of the 10,000,000 Shares authorized for issuance or used for reference purposes under this Plan as provided in paragraph (a)). Of such 1,500,000 Shares, not more than 375,000 Shares may be used for Awards consisting of Restricted Stock in the year 2000 and not more than 375,000 Shares may be used for Awards consisting of Restricted stock in any of the three succeeding years. (subject in each case to adjustment as provided in Section 4.3 and paragraph (e) below). If and to the extent that Shares are used for Awards consisting of Restricted Stock in any given year, the number of Shares so used shall be deducted from the authorizations for that year for Incentive Stock Options and for Nonqualified Options pursuant to paragraph
(c). The allocation of such deduction between the authorization for ISOs and NQSOs for that year shall be made by the Compensation Committee acting in its discretion.

   (e) If and to the extent that the number of Shares actually used in respect of Awards made in any given year is less than the number of Shares permitted to be used in such year pursuant to paragraph (b), the unused number of Shares may be carried over to the next succeeding year, unless the next succeeding year is the year 2004. The same principle shall be applied to the Shares actually used and Shares permitted to be used for ISOs and NQSOs under paragraph (c).

   (f) Upon the occurrence of a cancellation, termination, expiration, forfeiture, or lapse for any reason of any Award, the number of Shares underlying any such Award which were not issued as a result of any of the foregoing actions shall again be available for the purposes of Awards under the Plan.

   4.2 Individual Participant Limitations. Unless and until the Compensation Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the maximum aggregate number of Shares (including Options and Restricted Stock) that may be granted in any one fiscal year to a Participant shall be 250,000 in the year 2000 and 250,000 in each of the three succeeding years, subject to adjustment as provided in Section 4.3 herein. However, Shares underlying options granted under the Senior Executive Ownership Election Plan shall not be taken into account in the application of this Section 4.2.

   4.3 Adjustments in Authorized Shares. In the event of any change in the capitalization of the Company (such as a stock split) or a corporate transaction (such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company), any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for Awards, the number and class of Shares subject to outstanding Awards granted under the Plan and the number of Shares set forth in Sections 4.1 and 4.2, as may be determined to be appropriate and equitable by the Compensation Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

   4.4 Adjustment in Exercise Price. In the event of the occurrence of any transaction to which Section 4.3 is applicable, a change shall be made in the Exercise Price of each Option granted hereunder which is correlative to the change in the number of Shares which is made pursuant to Section 4.3

                     Part 5: Eligibility and Participation

   5.1 Eligibility. Persons eligible to participate in this Plan include all officers and other employees of the Company and its Subsidiaries, and key consultants to the Company and its Subsidiaries, as determined by the Compensation Committee. Employees who are members of the Board and Employees who reside in countries other than the United States of America are persons who are eligible to participate in this Plan.

   5.2 Actual Participation. Subject to the provisions of the Plan, the Compensation Committee may, from time to time, select from all eligible Employees and consultants those to whom Awards shall be granted and shall determine the nature and amount of each Award.

                             Part 6: Stock Options

   6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Compensation Committee. The Compensation Committee may grant such Options in the form of Nonqualified Stock Options or Incentive Stock Options. The Compensation Committee shall have complete discretion in determining the number of Options granted to each Participant (subject to the limitations set forth in Part 4 herein).

   6.2 Option Agreement.

    (a) Each Option grant shall be evidenced by an Option Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Compensation Committee shall determine.

   (b) The Option Agreement with respect to the Option also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

   6.3 Exercise Price. The Compensation Committee shall designate the Exercise Price for each grant of an Option under this Plan which Exercise Price shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. The Compensation Committee shall not have the authority to reduce the Exercise Price of any Option after the time of grant, or permit the surrender and cancellation of an Option and grant a replacement Option at a lower Exercise Price, without obtaining stockholder approval of any such action.

   6.4 Duration of Options. Each Option granted to an Employee shall expire at such time as the Compensation Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth anniversary of the date of its grant.

   6.5 Exercise of Options.

   (a) Options granted under this Part 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Compensation Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

   (b) Except as provided in Section 6.9(a), all Incentive Stock Options granted to a Participant under the Plan shall be exercisable by such Participant only during his or her lifetime.

   (c) The minimum of Shares for which an Option may be exercised at any one time shall be the lesser of 100 Shares or the number of Shares which remain available for exercise after giving effect to all prior exercises of such Option.

   6.6 Notice of Exercise and Payment of the Exercise Price. Options granted under this Part 6 shall be exercised by the delivery of a written notice of exercise to the Company which sets forth the number of Shares with respect to which the Option is to be exercised and which is accompanied by the payment in cash or Shares (valued at their then Fair Market Value) of the full amount of the Exercise Price.

   6.7 Restrictions on Share Transferability. The Compensation Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Part 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

   6.8 Termination of Employment or Consulting Agreement. Each Option Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Compensation Committee, shall be included in the Option Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

   6.9 Nontransferability of Options; Limited Exception for NQSOs.

   (a) No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

   (b) Except as otherwise provided in a Participant's Option Agreement, no NQSO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

   6.10 Conformance with Section 422. In the case of Incentive Stock Options, if any provision of this Part 6 is inconsistent with any provision of Code
Section 422 or any successor thereto, then the provision of the Code with respect to which the inconsistency exists shall be substituted for such provision of this Part 6.

                           Part 7: Restricted Stock

   7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Compensation Committee at any time and from time to time may grant Shares of Restricted Stock to Participants in such amounts as the Compensation Committee shall determine.

   7.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Compensation Committee shall determine.

   7.3 Transferability. Except as provided in this Part 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction established by the Compensation Committee and specified in the Restricted Stock Agreement, or upon earlier satisfaction of any other conditions, as specified by the Compensation Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

   7.4 Other Restrictions.

   (a) Subject to Part 8 herein, the Compensation Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, Subsidiary-wide, divisional, and/or individual), time-based restrictions on vesting which may or may not be following the attainment of the performance goals, and/or restrictions under applicable Federal or state securities laws. Any such conditions or restrictions may be referenced by an appropriate legend placed on the certificates for such Shares of Restricted Stock.

   (b) Except as otherwise provided in this Part 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

   7.5 Voting Rights. Unless otherwise designated by the Compensation Committee at the time of grant, Participants to whom Shares of Restricted Stock have been granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.

   7.6 Dividends and Other Distributions. Unless otherwise designated by the Compensation Committee at the time of grant, Participants holding Shares of Restricted Stock granted hereunder shall be credited with regular cash dividends paid with respect to the underlying Shares while they are so held during the Period of Restriction. The Compensation Committee may apply any restrictions to the dividends that the Compensation Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock granted to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Compensation Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception.

   7.7 Termination of Employment or Consulting Arrangement. Each Restricted Stock Agreement shall set forth the extent to which the Participant shall have the obligation to return to the Company unvested Shares of Restricted Stock following termination of the Participant's employment with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Compensation Committee, shall be included in the Restricted Stock Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

                         Part 8: Performance Measures

   8.1 Factors Involved.

   (a) Subject to paragraph (b), unless and until the Compensation Committee proposes for shareholder vote and the shareholders approve a change in the general performance measures set forth in this Part 8 the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception, the performance goals to be used for purposes of such grants shall be established by the Compensation Committee in writing and stated in terms of the attainment of specified levels of or percentage changes in any one or more of the following measurements: revenue, primary or fully-diluted earnings per Share, pretax income, cash flow from operations, total cash flow, return on equity, return on capital, return on assets, net operating profits after taxes, economic value added, total stockholder return or return on sales, or any individual performance objective which is measured solely in terms of quantitative targets related to the Company or the Company's business, or any combination thereof. In addition, such performance goals may be based in whole or in part upon the performance of the Company, a Subsidiary, division and/or other operational unit, under one or more of such measures.

   (b) Paragraph (a) shall not apply to Awards to Named Executive Officers which consist of Options, since Options are, by their nature, a performance-based form of compensation.

   8.2 Committee Evaluation. The degree of payout and/or vesting of Awards designed to qualify for the Performance-Based Exception shall be determined based upon the written certification of the Compensation Committee as to the extent to which the performance goals and any other material terms and conditions precedent to such payment and/or vesting have been satisfied. The Compensation Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that the performance goals applicable to Awards which are designed to qualify for the Performance-Based Exception and which are held by Named Executive Officers may not be adjusted so as to increase the payment under the Award (the Committee shall retain the discretion to adjust such performance goals upward, or to otherwise reduce the amount of the payment and/or vesting of the Award relative to the preestablished performance goals).

   8.3 Effect of Changes in the Tax or Securities Laws.

   (a) In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Compensation Committee shall have sole discretion to make such changes without obtaining stockholder approval.

   (b) In the event that the Compensation Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Compensation Committee may make such grants without satisfying the requirements of Code Section 162(m).

                       Part 9: Beneficiary Designations

   9.1 Right to Designate Beneficiaries. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant's lifetime.

   9.2 Effect of No Beneficiary Designation. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                 Part 10: Rights of Employees and Consultants

   10.1 Employment or Consulting Arrangement. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or consulting arrangement at any time, nor confer upon any Participant any right to continue in the employ of or consulting arrangement with the Company or any Subsidiary.

   10.2 Effect of Temporary Absences from Employment. For purposes of this Plan, temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its Subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment. Temporary cessation of the provision of consulting services because of illness, vacation or any other reason approved in advance by the Company shall not be considered a termination of the consulting arrangement or an interruption of the continuity thereof. Conversion of a Participant's employment relationship to a consulting arrangement shall not result in termination of previously granted Awards.

   10.3 No Right to Participation or Uniformity of Treatment. No Employee or consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award. The Compensation Committee shall not be under any obligation to provide uniformity of treatment among Participants selected for Awards under this Plan.

                          Part 11: Change of Control

   11.1 Effect of a Change of Control. Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges: (i) any and all Options granted hereunder shall become immediately exercisable and shall remain exercisable throughout their entire term; and (ii) any Period of Restriction and other restrictions imposed on Restricted Shares shall lapse.

               Part 12: Amendment, Modification and Termination

   12.1 Amendment, Modification and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, subject to any requirement of stockholder approval imposed by applicable law, rule or regulation.

   12.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

                             Part 13: Withholding

   13.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

   13.2 Share Withholding. With respect to withholding required upon the exercise of Options or upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of or Awards granted hereunder, Participants may elect, subject to the approval of the Compensation Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Compensation Committee, in its sole discretion, deems appropriate.

                          Part 14: General Provisions

   14.1 Binding Effect. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

   14.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

   14.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

   14.4 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

   14.5 Securities Law Compliance. With respect to persons who are subject to
Section 16(b) of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Compensation Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Compensation Committee.

   14.6 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

                                                                      Exhibit B

                           THE SERVICEMASTER COMPANY

              ServiceMaster 2001 Long-Term Performance Award Plan

  Part 1: Establishment, Effective Date, Objectives, and Duration of the Plan

   1.1 Establishment of the Plan. The ServiceMaster Company, a Delaware corporation (the "Company"), hereby establishes a long-term incentive compensation plan for key employees of the Company and its Affiliates to be known as the ServiceMaster 2001 Long-Term Performance Award Plan (the "Plan") the Plan consists of the terms and conditions as set forth in this document. The Plan is the successor plan to the ServiceMaster 1998 Long-Term Performance Award Plan.

   1.2 Effective Date. Subject to approval by the Company's shareholders, the Plan shall become effective as of January 1, 2001 (the "Effective Date") and shall remain in effect as provided in Section 1.4 hereof.

   1.3 Purpose. The purpose of this Plan is to benefit the Company and the shareholders of the Company by linking a portion of the compensation of leaders in the ServiceMaster enterprise to an increase in shareholder value and to motivate leadership to understand and to exert all possible efforts to achieve Company-wide goals through internal synergies and cooperation among the various units of the ServiceMaster enterprise.

   1.4 Duration. The Plan shall commence on the Effective Date and, provided that it is approved by the shareholders of the Company, shall remain in effect from year to year thereafter, unless the Plan is terminated by the Board at an earlier date (subject to the provisions of Section 6).

                              Part 2: Definitions

   2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below. When such meaning is intended, the initial letter of the word is capitalized.

   "Actual Adjusted Net Income" means, for each Plan Year, the Company's consolidated net income for that Plan Year as determined by GAAP with the following adjustments: extraordinary or unusual items of a non-recurring nature shall be excluded; interest shall be excluded; and a capital charge of 9% of Capital Employed for that Plan Year shall be deducted.

   "Actual Payment" means the amount determined before the Holdback Amount in respect of each Plan Year for payment to Participants pursuant to this Plan. (In connection with the year 2000, the term also includes the amount payable in respect of the year 2000 under the ServiceMaster 1998 Long-Term Performance Award Plan).

   "Affiliate" means any business entity in which 50% or more of the equity interests are owned, directly or indirectly, by the Company.

   "Board" means the Board of Directors of the Company.

   "Capital Employed" means the Company's equity plus long-term debt (including current maturities of long-term debt).

   "CEO" means the Chief Executive Officer of the Company.

   "Common Stock" means the common stock of the Company.

   "Company" means The ServiceMaster Company, a Delaware corporation, as well as any successor to such entity as provided in Section 8.1 herein.

   "Compensation Committee" means the Compensation Committee of the Board.

   "Disability" means total and permanent disability which, if the Participant were an employee of the Company, would be treated as a total and permanent disability under the terms of the Company's long-term disability plan for employees as in effect from time to time.

   "Effective Date" shall have the meaning ascribed to such term in Section 1.2 hereof.

   "Fair Market Value" shall have the meaning ascribed to such term in Section 6.3(d).

   "GAAP" means United States generally accepted accounting principles.

   "Holdback Amount"--see Section 5.2.

   "Participant" means a person who has been selected to participate in the Plan for any given Plan Year.

   "Plan Year" means the calendar year 2001 and each calendar year thereafter.

   "Retirement" means the Participant's termination of employment with the Company or its Affiliates on or after the date on which the Participant becomes eligible to receive normal or early retirement benefits under any benefit plan of the Company. Notwithstanding the foregoing, the Compensation Committee may, in its sole discretion, determine that a Participant has met the criteria for Retirement from the Company.

   "Segment" means an operating component of the ServiceMaster enterprise which is material to the business of the Company taken as a whole. The determination of what components of the ServiceMaster enterprise constitute Segments of the Company for purposes of the Plan shall be made by the Compensation Committee from time to time.

   "Shares" means shares of Common Stock.

   "Target Adjusted Net Income" means for each Plan Year the estimate, made by the Compensation Committee before the commencement of the Three-Year Segment which includes such Plan Year, of the Company's consolidated pre-tax net income for such Plan Year as determined by GAAP with the following modifications: (i) extraordinary or unusual items of a non-recurring nature shall be excluded;
(ii) interest shall be excluded; and (iii) a capital charge of 9% of Target Capital Employed for that Plan Year shall be deducted. It is expected (but not required) that the Target Adjusted Net Income for each Plan Year within a Three-Year Segment as computed before any charge for capital will be consistent with a compound annual growth rate of approximately 16% over such Three-Year Segment. However, the Compensation Committee may prospectively modify the Target Adjusted Net Income figure for any year within such Three-Year Segment if, in the reasonable judgment of the Compensation Committee, a modification is appropriate in the light of all the facts and circumstances.

   "Target Capital Employed" means for each Plan Year the estimate, made by the Compensation Committee before the commencement of the Three-Year Segment which includes such Plan Year, of the Capital Employed for such Plan Year. It is expected (but not required) that the Target Capital Employed for each Plan Year within a Three-Year Segment will be consistent with a compound annual growth rate of approximately 8% over such Three-Year Segment. However, the Compensation Committee may prospectively modify the Target Capital Employed figure for any year within such Three-Year Segment if, in the reasonable judgment of the Compensation Committee, a modification is appropriate in the light of all the facts and circumstances.

   "Target Payment" means the amount which the Compensation Committee establishes at the commencement of the Three-Year Segment for each Plan Year within such Three-Year Segment for payment to Participants in respect of that Plan Year. Although the Target Payment for Plan Year 2001 will not be established until December 2000, as of March 22, 2000, based on then existing budgets and estimates, and if performance goals are met, the expectation is that the Target Payment for Plan Year 2001 will be approximately $9,800,000. The Target Payment is expected to increase annually at a rate which is commensurate with the projected growth in net income over the Three-Year Segment; however, the Compensation Committee may prospectively modify the Target Payment for any given Plan Year an amount which is reasonably proximate to such growth rate and which the Compensation Committee considers appropriate in the light of all the facts and circumstances.

   "Three-Year Segments" means consecutive periods of three calendar years each, with the first of such periods being the years 2001, 2002 and 2003, the second of such periods being the years 2004, 2005 and 2006, etc.

   "Units" shall have the meaning set forth in Section 3.3.

   "Withholding Taxes" means the minimum amounts which the Company is required by law to withhold from awards made hereunder under the Internal Revenue Code in respect of federal, the Federal Insurance Contribution Act, and the Health Insurance for the Aged Act (Medicare) and an additional 3% of each award payment which shall be applied to state income tax withholding requirements or, if there are no such requirements applicable to the individual receiving the award, to additional federal income tax withholding.

                             Part 3: Participants

   3.1 General Standards. Participants will be determined from time to time on the basis of guidelines established by the Compensation Committee and recommendations of Segment leaders as submitted for review by the Compensation Committee. There shall be no automatic participation in the Plan as a result of holding a particular position in the Company or an Affiliate.

   3.2 Final Determinations. Participants in any given Plan Year shall be determined with finality by the CEO with the approval of the Compensation Committee.

   3.3 Participation Units. Participation in the Plan shall be determined on the basis of Participation Units ("Units"). For this purpose, the Plan shall have 10,000 Units. The extent of each Participant's participation in the Plan for any given Plan Year shall be determined by the ratio of the number of Units assigned to a Participant for that year to the number 10,000. If and to the extent that there are at any time less than 10,000 Units assigned to employees of the Company and its Affiliates, the difference between 10,000 and the number of Units which are assigned to Participants shall be deemed to be assigned to the Company.

   3.4 Effect of Termination of Employment. If a Participant terminates his or her employment with the Company or an Affiliate during the course of a Plan Year by reason of his or her death, Disability or Retirement or voluntary or involuntary termination of employment, the effect of such termination of employment on the Units then held by such Participant shall be determined either under general guidelines established by the Compensation Committee or by a decision of the Compensation Committee acting in its discretion.

   3.5 Modification or Elimination of Units. During the course of any Plan Year, the CEO may, with the approval of the Compensation Committee, adjust downward the number of Units previously assigned to a Participant or cancel all Units previously assigned to a Participant, provided that any such adjustment shall not result in an increase in the amount of any other Participant's percentage interest in the Plan. Any such action shall be effective from and after the date of the CEO's decision. Units which are reduced or canceled pursuant to this Section 3.5 shall be deemed to be assigned to the Company for the remainder of the Plan Year.

                           Part 4: Plan Calculations

   4.1 General Principle. The calculations of the annual payments for each Plan Year will be determined by the relationship of the Company's Actual Adjusted Net Income for that Plan Year to Target Adjusted Net Income for that Plan Year. A failure to attain Target Adjusted Net Income will result in an Actual Payment which is less than the Target Payment for that Plan Year; conversely, success in attaining or exceeding Target Adjusted Net Income will result in an Actual Payment which equals or exceeds the Target Payment for that Plan Year. The calculation of the total payment for each Three-Year Segment will, by reason of the Holdback Amount set forth in Section 5.2, be determined by the extent to which the Company's cumulative Adjusted Net Income over the relevant Three-Year Segment has equaled or exceeded 60% of the Company's cumulative Target Adjusted Net Income over the same Three-Year Segment.

   4.2 Calculation of Performance Percentage and Actual Payment. Subject to
Section 5.2, the total amount paid in respect of each Plan Year shall be determined as follows:

   (a) The ratio of Actual Adjusted Net Income to Target Adjusted Net Income shall be determined and expressed as a percentage rounded to the nearest whole number (the "Performance Percentage").

   (b) The Target Payment shall be multiplied by the Performance Percentage to determine the Actual Payment for the Plan Year, provided, that if the Performance Percentage is less than 60% the Actual Payment shall be zero and if the Performance Percentage is greater than 120% the Actual Payment shall be limited to 120% of the Target Payment.

   4.3 Example. The application of Section 4.2 is illustrated by the following example:

   Assumptions:

     (1) For the year 2001, the Compensation Committee sets the Target Payment at $9,500,000; the Target Adjusted Net Income before reduction for the capital charge at $385,000; and the Target Capital Employed is $3,300,000. The Target Capital Charge is $297,000 ($3,300,000 x 9%). The
  Target Adjusted Net Income after reduction for the capital charge is $88,000 ($385,000-$297,000).

     (2) Actual Adjusted Net Income Figure before reduction for the capital charge is $386,000 and the Actual Capital Employed for the year is $3,300,000. The reduction for the capital charge (9%) is therefore $297,000 and Actual Adjusted Net Income is therefore $89,000 ($386,000-$297,000).

     Calculations:

       Actual Adjusted Net Income represents 101.14%--rounded to 101%--of Target Adjusted Net Income ($89,000/$88,000).

       Applying this percentage to the Target Payment figure results in an Actual Payment for the year (before the Holdback Amount) of $9,595,000 and an Actual Payment for the year (after the Holdback Amount) of $7,676,000.

                           Part 5: Payment of Awards

   5.1 Annual Payments. Payments of awards in respect of any given Plan Year will be made to Participants for that year as promptly as practicable after the computations set forth in Section 4.2 for that year have been made by management and approved by the Compensation Committee. In general, the payments of awards in respect of any given Plan Year are expected to occur during the month of February of the next following year. Such payments shall take into account any advances made pursuant to Section 5.3 with respect to such Plan Year.

   5.2 20% Holdback.

   (a) 20% of the Actual Payment for any given Plan Year within any given Three-Year Segment (the "Holdback Amount") shall be retained by the Company for payment (if at all) after the close of such Three-Year Segment. The extent to which payment of a portion of the cumulative Holdback Amounts is paid to a Participant shall depend upon (i) the extent to which the Company's cumulative Actual Adjusted Net Income over the Three-Year Segment has equaled or exceeded the Company's cumulative Target Adjusted Net Income over the same Three-Year Segment and (ii) the status of the Participant at the time the retained amount is to be paid. In any case, no part of the Holdback Amount will be considered earned and no Holdback Amount payments will be made until the final results and Plan calculations have been completed after the last year in such three-year period. No interest will be paid or credited on the Holdback Amount.

   (b) If a Participant is an employee of the Company or an Affiliate at the time the Holdback Amounts are to be paid, such Participant shall be entitled to receive his or her share of each Holdback Amount which includes a holdback made with respect to such Participant even though the Participant may not have held any Units in any one or more of the succeeding Plan Years. For purposes of this paragraph (b), if the Participant is a party to a consulting agreement with the Company or any Affiliate at the time the Holdback Amounts are to be paid and such consulting agreement is in writing and in full force and effect at such time, the Participant shall be deemed to be an "employee" for purposes of this paragraph (b) of this Section 5.2.

   (c) If a Participant is not an employee of either the Company or any Affiliate at the time the Holdback Amounts are to be paid and the reason for such status is that prior to such time the Participant died, became disabled or terminated employment under circumstances which constitute a "qualifying retirement", such Participant shall be entitled to receive his or her share of each Holdback Amount which includes a holdback made with respect to such Participant even though the Participant may not have held any Units in any one or more of the succeeding Plan Years. The Compensation Committee shall provide by rule the conditions under which a retirement constitutes a "qualifying retirement". In so doing, the Compensation Committee shall define the term consistently with the definition of the same term as utilized in connection with other employee benefit plans of the Company.

   (d) If a Participant is not an employee of either the Company or any Affiliate at the time the Holdback Amounts are to be paid and none of the reasons for such status as set forth in paragraph (c) is applicable, then any interest of the Participant in any of the Holdback Amounts shall not be payable and shall be deemed to be forfeited and shall revert to the Company.

   5.3 Quarterly Advances Against the Annual Payments.

   (a) The CEO, with the approval of the Compensation Committee, may authorize the payment of advances against the Actual Payment for any given Plan Year. Such advances, if made at all, shall be made to all Participants on the last business day in the months of April, July and October of each Plan Year. The amount of each such quarterly advances shall be based upon the CEO's best estimate as of each April, July and October of the portion of the anticipated Actual Payment which has been achieved to that point. Such estimate shall then be multiplied by a factor of 80% to determine the total amount of the advances. The Compensation Committee shall have the authority to change from time to time the percentage factor to be applied against the CEO's estimate.

   (b) The aggregate amount of advances made to a Participant pursuant to paragraph (a) in respect of any given Plan Year shall be deducted from the payment to be made in respect of such Plan Year pursuant to Section 5.1. If the result of this calculation is a negative figure and if such Participant is also a Participant in an ensuing Plan Year, the negative figure shall be offset against all advances made pursuant to paragraph (a) in the ensuing Plan Year until the negative figure has been fully absorbed. If the negative figure has not been fully absorbed by such offsets against advances, then the negative figure shall be offset against the payment of the final payment of the Participant's award for such ensuing Plan Year. Any offsets against advances in an ensuing year shall nonetheless not be taken into account for purposes of determining the amount payable to a Participant from his or her award for an ensuing Plan Year.

   (c) If at the end of any Plan Year the calculations made under paragraph
(b) produce a negative figure for a Participant and if (i) that person is not a Participant in the next ensuing Plan Year or (ii) that Person is a Participant in the next ensuing Plan Year but ceases to be employed by the Company or any Affiliate during the next ensuing Plan Year, the negative figure shall constitute a debt of such person which shall be repaid to the Company (without interest) by January 31 of the next ensuing Plan Year in case
(i) and within 30 days of the date on which the employment of such person terminates in case (ii).

   5.4 Withholding Taxes. The Company shall reduce each payment made pursuant to the Plan by the amount of the Withholding Taxes applicable to such payment and shall pay the amounts so withheld to the appropriate governmental authorities for the Participant's benefit in accordance with the Company's standard wage withholding tax procedures.

                Part 6: Amendment, Modification and Termination

   6.1 Amendment, Modification and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, subject to any requirement of stockholder approval imposed by applicable law, rule or regulation.

   6.2 Awards Previously Granted. No termination, amendment or modification of the Plan shall adversely affect in any material way any award which is referenced to an Actual Amount and which was previously made under the Plan without the written consent of the Participant who received the award.

               Part 7: Limitations on Awards to Certain Persons

   7.1 Persons to Whom this Part 7 Applies. With respect to each Plan Year hereunder, the provisions of this Part 7 shall apply to the CEO and to each other Participant whose total compensation for such year is required to be reported to stockholders of the Company under the Securities Exchange Act of 1934 by reason of such person being among the four highest compensated officers of the Company for such year. The CEO and each of such four other persons are referred to in this Part 7 as a "named executive officer".

   7.2 Limitation on Amount of Award. Anything in this Plan to the contrary notwithstanding, no named executive offer may receive an award hereunder in respect of any Plan Year which exceeds 10% of the Total Payment Amount for that Plan Year.

   7.3 Effect of Exceeding the Capped Amount. The portion of any award which is not paid to a named executive officer by reason of Section 7.2 shall revert to the Company and no Participant shall have any claim thereto.

                          Part 8: General Provisions

   8.1 Binding Effect. All obligations of the Company under this Plan with respect to awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the company or otherwise.

   8.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

   8.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

   8.4 Requirements of Law. The granting of awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

   8.5 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

   9.6 Designation of Beneficiaries. A Participant may elect to designate direct and contingent beneficiaries to receive his or her award(s) in the event of the Participant's death or disability. Such designations shall be made on a form approved by the Compensation Committee.

PROXY                                                                     PROXY
                           The ServiceMaster Company

           Proxy for Annual Meeting of Shareholders--April 28, 2000 This Proxy is Solicited on Behalf of the Board of Directors

 The undersigned appoints C. William Pollard and Sandra L. Groman or each one or more of them as shall be in attendance at the meeting, as proxy or proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of The ServiceMaster Company to be held on April 28, 2000 and at any adjournment thereof, and to vote as specified on this Proxy the number of shares of common stock of The ServiceMaster Company the undersigned would be entitled to vote, if personally present, upon the matters referred to on the reverse side hereof, and, in their discretion, upon any other business as may properly come before the meeting.

 This card or telephonic voting procedure when properly completed, constitutes voting instructions to the Trustee of The ServiceMaster Company Profit Sharing and Retirement Plan to vote, in person or by proxy, all shares of common stock of The ServiceMaster Company allocated to the account of the undersigned held by the Trustee.

 If not marked to the contrary, this Proxy will be voted "FOR" Proposals 1, 2, 3 and 4.

IMPORTANT: This Proxy is continued and must be signed and dated on the reverse side.

IMPORTANT: THIS IS YOUR PROXY CARD. Carefully fold and tear along perforation. Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Please sign and return the proxy card promptly in the enclosed envelope.

         --                                                        --

                          THE SERVICEMASTER COMPANY
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


  The Board of Directors Recommends a vote "FOR" 1, 2, 3 and 4.

1. Election of five directors--
   Nominees: 01-G. A. Hatchett, 02 H. P. Hess,
   03-M. M. Hunt, 04-D. W. Peterson, 05-D. K. Wessner

   -----------------------------------
   (Except nominee(s) written above.)

   For All [_]   Withhold All [_]   For All Except [_]


2. Approval of the ServiceMaster 2000 Equity Incentive Plan.

   For [_]   Against [_]   Abstain [_]


3. Approval of the ServiceMaster 2001 Long-Term Performance Award Plan.

   For [_]   Against [_]   Abstain [_]


4. Ratification of Selection of Arthur Andersen LLP as Auditors.

   For [_]   Against [_]   Abstain [_]


In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.



    Dated: ____________________________________________________________ , 2000


Signature(s)___________________________________________________________________

_______________________________________________________________________________

Signature(s) should agree with the name(s) shown on this Proxy. For joint accounts, both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full name.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.


--------------------------------------------------------------------------------

                          . DETACH PROXY CARD HERE .
 CONTROL NUMBER


                                            [LOGO OF SERVICEMASTER APPEARS HERE]

                         VOTE YOUR SHARES BY TELEPHONE

      QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

THE SERVICEMASTER COMPANY encourages you to take advantage of a new and convenient way to vote your shares. If voting by proxy you may vote by mail or telephone. Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. To vote by telephone, read the accompanying proxy statement and then follow these easy steps:

TO VOTE BY PHONE       Call toll free 1-888-215-6477 in the United States or
                       Canada any time on a touch tone telephone. There is NO
                       CHARGE to you for the call.

                       Enter the 6-digit Control Number located above.

                       Option #1: To vote as the Board of Directors recommends
                                  on ALL proposals: Press 1.

                                  When asked, please confirm your vote by
                                  pressing 1.

                       Option #2: If you choose to vote on each proposal
                                  separately, press 0 and follow the simple recorded instructions.


          If you vote by telephone, DO NOT mail back the proxy card.
   Proxy submitted by telephone must be received by 11:59 p.m. Central Time,
                                April 25, 2000.

                             THANK YOU FOR VOTING!